UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Spectrum Brands Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECTRUM BRANDS HOLDINGS, INC.

601 Rayovac Drive

Madison, Wisconsin 53711

December 29, 2011

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to join us for our annual meeting of stockholders on Wednesday, February 1, 2012. The meeting will be held at 8:00 a.m., local time, at the offices of our subsidiary, United Industries Corporation, located at One Rider Trail Plaza Drive, Suite 300, Earth City, Missouri 63045.

This year you will be asked to vote on the following proposals:

(1)	the election of three Class II directors to the Board of Directors for a three-year term; and

(2)	the ratification of the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our 2012 fiscal year.

The Board of Directors recommends a vote FOR proposals 1 and 2. These proposals are described in the attached proxy statement, which you are encouraged to read fully. We will also consider any additional business that may be properly brought before the Annual Meeting.

The Board of Directors has fixed December 21, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of shares of common stock of Spectrum Brands Holdings, Inc. at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, Spectrum Brands Holdings, Inc. had 52,184,241 shares of common stock outstanding and entitled to vote.

Your vote is important and it is important that your shares be represented at the annual meeting. To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please vote by proxy using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided.

Stockholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the annual meeting, if they wish to do so.

We appreciate your continued support.

Sincerely,

David R. Lumley

Chief Executive Officer, President, Global Batteries and President, Home & Garden

SPECTRUM BRANDS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Spectrum Brands Holdings, Inc.:

The annual meeting of the stockholders of Spectrum Brands Holdings, Inc. (the “Annual Meeting”) will be held on Wednesday, February 1, 2012 at 8:00 a.m., local time, at the offices of our subsidiary, United Industries Corporation, located at One Rider Trail Plaza Drive, Suite 300, Earth City, Missouri 63045, for the following purposes:

(1)	to elect three Class II directors to the Board of Directors for a three-year term expiring at the 2015 annual meeting; and

(2)	to ratify the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2012.

All stockholders of record as of December 21, 2011 will be entitled to vote at the Annual Meeting, whether in person or by proxy. If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting. If you choose to vote by proxy you may do so by using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by Internet, the telephone, or mailing the proxy card, should be received by 5:00 p.m., Eastern Time, on January 31, 2012. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors. If your shares are held on your behalf by a bank, broker, or other nominee, the proxy statement accompanying this notice will provide additional information on how you may vote your shares. Stockholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the Annual Meeting, if they wish to do so.

By Order of the Board of Directors,

Nathan E. Fagre General Counsel and Secretary

601 Rayovac Drive

Madison, Wisconsin 53711

December 29, 2011

i

ii

SPECTRUM BRANDS HOLDINGS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, FEBRUARY 1, 2012

ABOUT THE ANNUAL MEETING

We are furnishing this proxy statement to stockholders of record of Spectrum Brands Holdings, Inc. (“Spectrum” or the “Company”) in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on Wednesday, February 1, 2012 at 8:00 a.m., Central Time, at the offices of our subsidiary, United Industries Corporation, located at One Rider Trail Plaza Drive, Suite 300, Earth City, Missouri 63045, and at any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”), this proxy statement, the accompanying proxy card, and an Annual Report to stockholders for the fiscal year ended September 30, 2011 (the “Annual Report”) containing financial statements and other information of interest to stockholders are expected to be mailed to stockholders on or about January 4, 2012.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting you will be voting on the following proposals:

1.	to elect three Class II directors to the Board of Directors for a three-year term expiring at the 2015 annual meeting; and

2.	to ratify the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2012 (“Fiscal 2012”).

You will also be voting on such other business as may properly come before the meeting or any adjournment thereof.

Recommendations of Our Board of Directors

Our Board of Directors recommends that you vote your shares as follows:

1.	FOR the election of three Class II directors to the Board of Directors for a three-year term expiring at the 2015 annual meeting (PROPOSAL 1); and

2.	FOR the ratification of the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for Fiscal 2012 (PROPOSAL 2).

Stockholders Entitled to Vote at the Meeting

Stockholders of Record

Only stockholders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), as of December 21, 2011 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. You are considered the stockholder of record with respect to your shares if your shares are registered directly in your name with Mellon Investor Services LLC, the Company’s stock transfer agent. If you are a stockholder of record, you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 8:00 a.m., Central Time, at the offices of our subsidiary, United Industries Corporation, located at One Rider Trail Plaza Drive, Suite 300, Earth City, Missouri 63045.

If you choose to vote by proxy you may do so by using the Internet, the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by Internet, the telephone, or by mailing the proxy card, should be received by 5:00 p.m., Eastern Time, on January 31, 2012. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

On the Record Date, there were 52,184,241 shares of Common Stock issued and outstanding, constituting all of our issued and outstanding voting securities. Stockholders of record are entitled to one vote for each share of Common Stock they held as of the Record Date.

Shares Held with a Bank, Broker, or Other Nominee

If your shares are held in an account with a bank, broker, or another third party that holds shares on your behalf, referred to herein as a “nominee,” then you are considered the “beneficial owner” of these shares, and your shares are referred to as being held in “street name.” If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker, or other nominee. Your bank, broker, or other nominee has enclosed or provided a voting instruction card with this proxy statement for you to use in directing the bank, broker, or other nominee how to vote your shares.

If your shares are held by a bank, broker, or other nominee, they may not be voted or may be voted contrary to your wishes if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares. Brokers, banks, and other nominees have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares held in accounts by their customers in the manner they see fit, or not at all, on “routine” matters if their customers do not provide them with voting instructions. Proposal 1 is not considered to be a routine matter, but Proposal 2 is considered to be a routine matter. When a proposal is not routine and the bank, broker, or other nominee has not received your voting instructions, a bank, broker, or other nominee will not be permitted to vote your shares and a broker “non-vote” will occur. To ensure your shares are voted in the manner you desire, you should provide instructions to your bank, broker, or other nominee on how to vote your shares for each of the proposals to be voted on at the Annual Meeting in the manner provided for by your bank, broker, or other nominee.

Quorum

A “quorum” of stockholders is necessary to hold the Annual Meeting. A quorum will exist at the Annual Meeting if the holders of record of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting, but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting, will be counted as present for purposes of establishing a quorum.

Votes Required with Respect to Each Proposal

To be elected as a Class II director at the Annual Meeting (Proposal 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. In a plurality vote, the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2012 (Proposal 2).

With regards to Proposal 1 (election of directors), shares represented by proxies that are marked “WITHHELD” and shares that are not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the directors are elected by a plurality vote. With regards to Proposal 2 (ratification of KPMG LLP’s appointment as auditor), shares marked as “ABSTAIN” and shares which are not voted will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against the proposal because approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Proxies and Voting Procedures

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. For the purposes of the Annual Meeting, if you use the Internet or telephone, or complete the attached proxy card and return it to us by 5:00 p.m., Eastern Time, on January 31, 2012, you will be designating the officers of the Company named on the proxy card to act as your proxy and to vote on your behalf in accordance with the instructions you have given via the Internet, by telephone, or on the proxy card at the Annual Meeting.

Voting by Proxy

Stockholders of Record

If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 8:00 a.m., Central Time, at the offices of our subsidiary, United Industries Corporation, located at One Rider Trail Plaza Drive, Suite 300, Earth City, Missouri 63045. We recommend that you vote by proxy even if you currently plan to attend the Annual Meeting so that your vote will be counted if you later decide not to or are unable to attend the Annual Meeting. You may revoke your vote at any time before 5:00 p.m. Eastern Time, on January 31, 2012, by:

•

signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or via the Internet, since only your latest proxy received by 5:00 p.m., Eastern Time, on January 31, 2012 will be counted; or

•	Attending the Annual Meeting in person and voting again.

If you are a stockholder of record, there are several ways for you to vote your shares by proxy:

•

By Mail. You may submit your proxy by completing, signing, and dating the attached proxy card and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by 5:00 p.m., Eastern Time, on January 31, 2012.

•

By Telephone or Over the Internet. You may submit your proxy by telephone or via the Internet by following the instructions provided in the proxy card. If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Eastern Time, on January 31, 2012.

•

In Person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Voting instructions are included on your proxy card. If you properly submit your proxy by telephone, the Internet, or by mail in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed. If you submit your proxy by telephone, the Internet, or by mail, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, as necessary to vote your shares on each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: (1) FOR the election of the director nominees, (2) FOR the ratification of the appointment KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2012, and (3) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

Shares Held with a Bank, Broker, or Other Nominee

If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker, or other nominee. Your bank, broker, or other nominee has enclosed or provided a voting instruction card for you to use in directing the bank, broker, or other nominee on how to vote your shares. To ensure that your shares are voted according to your wishes, be certain that you provide instructions to your bank, broker, or other nominee on how to vote your shares in the manner that they specify. Your bank, broker, or other nominee will be permitted to vote your shares without instruction from you on Proposal 2, but will not be permitted to vote your shares on Proposal 1 without your instructions. As a result, if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares with respect to Proposal 2, your bank, broker, or other nominee may vote your shares in a different manner than you would have voted if you had provided instructions to your bank, broker, or other nominee, and your vote will not be cast for Proposal 1.

Revoking Your Proxy

If you are a stockholder of record, you may revoke your proxy before it is voted by:

•

signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or the Internet, since only your last proxy received by 5:00 p.m., Eastern Time, on January 31, 2012 will be counted;

•	notifying the Secretary of the Company in writing by 5:00 p.m., Eastern Time, on January 31, 2012 that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you must contact your bank, broker, or other nominee to revoke your proxy.

Voting in Person

If you are a stockholder of record and you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting.

If your shares are held in the name of your broker, bank, or other nominee, and you plan to attend the Annual Meeting and wish to vote in person, you must bring a legal proxy from your broker, bank, or other nominee authorizing you to vote your “street name” shares held as of the Record Date in order to be able to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other nominee to vote the shares that it holds in its name.

Proxy Solicitation

We, on behalf of the Board of Directors, are soliciting proxies in connection with this Annual Meeting. The Company will bear the costs of the solicitation. We have engaged Georgeson Inc. to assist us in soliciting proxies for a fee of approximately $7,500 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers, and employees in person or by telephone, e-mail, or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Delivery of Proxy Materials and Annual Report to Households

The rules of the Securities and Exchange Commission (the “SEC”) permit companies and banks, brokers, or other nominees to deliver a single copy of an annual report and proxy statement to households at which two or more stockholders reside (commonly referred to as “householding”). Beneficial owners sharing an address who have been previously notified by their broker, bank, or other nominee and who have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Annual Meeting Notice, our Annual Report and this proxy statement. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of the Annual Meeting Notice, our Annual Report, and this proxy statement is delivered may obtain a separate copy of the Annual Meeting Notice, our Annual Report, and/or this proxy statement without charge by sending a written request to Spectrum Brands Holdings, Inc., 601 Rayovac Drive, Madison, Wisconsin 53711, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340, or by writing to us via e-mail at investorrelations@spectrumbrands.com. We will promptly deliver an Annual Meeting Notice, Annual Report, and/or this proxy statement upon request.

Not all banks, brokers, or other nominees may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your bank, broker, or other nominee directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your bank, broker, or other nominee to revoke your consent.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 1, 2012

You may obtain copies of our public filings, including this proxy statement, our 2011 Annual Report on Form 10-K, and the form of proxy relating to the Annual Meeting, without charge from our website at www.spectrumbrands.com under “Investor Relations—SEC Filings” and “Investor Relations—Annual Report,” or from the SEC’s website at www.sec.gov. You also may request a copy of these materials, without charge, by sending an e-mail to investorrelations@spectrumbrands.com. Please make your request no later than January 23, 2012 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials. For meeting directions please call (608) 275-3340.

BOARD OF DIRECTORS

The Board of Directors currently consists of ten members, as determined in accordance with our Amended and Restated By-Laws (our “By-Laws”). David M. Maura is our Chairman of the Board of Directors. In accordance with our Restated Certificate of Incorporation (our “Charter”), the Board of Directors is divided into three classes (designated Class I, Class II, and Class III, respectively), with Class I consisting of four directors and Classes II and III each consisting of three directors. The current term of office of the Class II directors expires at the Annual Meeting. The Class I and Class III directors are serving terms that expire at the annual meeting of stockholders to be held in 2014 and 2013, respectively. The three classes are currently comprised of the following directors:

•	Class I consists of Kenneth C. Ambrecht, Eugene I. Davis, David R. Lumley, and Omar M. Asali, who will serve until the annual meeting of stockholders to be held in 2014;

•	Class II consists of David M. Maura, Terry L. Polistina, and Hugh R. Rovit, who will serve until the Annual Meeting; and

•	Class III consists of Virginia A. Kamsky, Marc S. Kirschner, and Norman S. Matthews, who will serve until the annual meeting of stockholders to be held in 2013.

The names of the nominees being presented for consideration by the stockholders (all of whom are incumbent directors) and our current directors, their ages, the years in which they became directors of the Company, and certain other information about them are set forth on the following pages. Except for (i) Spectrum Brands, Inc. (“SBI”) and Applica Consumer Products, Inc. (“Applica”), which are both subsidiaries of the Company; (ii) Russell Hobbs, Inc. (“Russell Hobbs”), which was merged into SBI during fiscal year 2011; (iii) Harbinger Group, Inc. (“HRG”), which owns a majority of the Company’s voting securities and may be deemed a parent company or affiliate of the Company; and (iv) Harbinger Capital Partners LLC (“Harbinger Capital”), which through its affiliates, including HRG, may be deemed to be the Company’s parent company or otherwise an affiliate of the Company, none of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary, or other affiliate of the Company.

Nominees for Re-Election to the Board of Directors

Nominees for the vacancies in Class II, whose three-year term will expire at Annual Meeting, are as follows:

David M. Maura Age 39	Mr. Maura has served as our Chairman of the Board of Directors since July 2011 and served as interim Chairman of the Board and as one of our directors since June 2010. Mr. Maura is a Vice President and Director of Investments of Harbinger Capital. Mr. Maura is responsible for investments in consumer products, agriculture and retail sectors. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service, and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. During the past five years, Mr. Maura has served on the board of directors of Russell Hobbs (formerly Salton, Inc.), Applica, Harbinger Group, Inc., and Ferrous Resources Ltd. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder. Mr. Maura is a member of our Compensation Committee. Mr. Maura’s experience in finance and investment, and his relationship with Harbinger Capital led the Board of Directors to conclude that he should be a member of the Board of Directors.

Terry L. Polistina Age 48	Mr. Polistina has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Polistina served as our President, Small Appliances since June 2010 and became President–Global Appliances in October 2010. Prior to that time, Mr. Polistina served as the CEO and President of Russell Hobbs. Mr. Polistina served as Chief Operating Officer at Applica in 2006 to 2007 and Chief Financial Officer from 2001 to 2007, at which time Applica combined with Russell Hobbs. Mr. Polistina also served as a Senior Vice President of Applica since June 1998. Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds a Masters of Business Administration from the University of Miami. Mr. Polistina’s experience with the operations of Russell Hobbs and Applica led the Board of Directors to conclude that he should be a member of the Board of Directors.

Hugh R. Rovit Age 51	Mr. Rovit has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Rovit is presently Chief Executive Officer of Sure Fit Inc., a marketer and distributor of home furnishing products, and was a Principal at a turnaround management firm Masson & Company from 2001 through 2005. Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men’s and women’s hosiery, from 1991 through 1998. Mr. Rovit currently serves on the Boards of Directors for Nellson Nutraceutical Inc. and Kid Brands Inc., and is a director emeritus of Atkins Nutritionals Inc., Oneida, Ltd., and Cosmetic Essence, Inc. Mr. Rovit received his Bachelor of Arts degree with distinction in government from Dartmouth College and has a Masters of Business Administration from the Harvard Business School. Mr. Rovit is a member of our Audit Committee. Mr. Rovit’s experience with the operations of various consumer products companies led the Board of Directors to conclude that he should be a member of the Board of Directors.

Directors Continuing in Office

The directors continuing in office in Class I, whose three-year term will expire at the 2014 annual meeting of stockholders, are as follows:

Kenneth C. Ambrecht Age 66	Mr. Ambrecht has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Since December 2005, Mr. Ambrecht has served as a principal of KCA Associates LLC, through which he provides advice on financial transactions. From July 2004 to December 2005, Mr. Ambrecht served as a Managing Director with the investment banking firm First Albany Capital, Inc. Prior to that, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets. Prior to that post, Mr. Ambrecht worked with the investment bank Lehman Brothers as Managing Director with its capital market division. Mr. Ambrecht is also a member of the Boards of Directors of American Financial Group, Inc. and Fortescue Metals Group Limited. During the past five years, Mr. Ambrecht has also served as a director of Dominion Petroleum Ltd. Mr. Ambrecht serves as the Chairman of our Compensation Committee and is a member of our Nominating and Corporate Governance Committee. Mr. Ambrecht’s experience in banking and capital markets led the Board of Directors to conclude that he should be a member of the Board of Directors.

Eugene I. Davis Age 56	Mr. Davis has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Since 1999, Mr. Davis has served as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a turn-around and corporate consulting firm. Mr. Davis was the Chairman and Chief Executive Officer of RBX Industries, Inc., a manufacturer and distributor of rubber and plastic-based foam products, from September 2001 to November 2003, and served as the Restructuring Officer for RBX Industries, Inc. from January to September 2001. Mr. Davis currently serves as Chairman of the board of directors for Atlas Air Worldwide Holdings, Inc., U.S. Concrete, Inc., and Dex One Corp. He also serves as a director for GSI Group Inc. and Global Power Equipment Group, Inc. Within the past five years, he has served on the board of directors of American Commercial Lines, Inc., Oglebay Norton, Inc., Viskase, Inc., McLeod Communications USA, Granite Broadcasting Corp., Footstar, Inc., PRG Schultz International, Inc., Silicon Graphics, Inc., SeraCare Life Sciences, Inc., Foamex International, Inc., Ion Media Networks, Inc., Delta Air Lines, Inc., Solutia, Inc., Media General, Inc., Terrestar Corp. Aventine Renweable Energy Holdings, Inc., Ambassadors International, Inc., Knology, Inc., Rural/Metro Corp., Roomstore, Inc., YRC Worldwide, Inc., Smurfit-Stone Container Corporation, Spansion, Inc., and Trump Entertainment Resorts. Mr. Davis is the Chairman of our Audit Committee and is a member of our Compensation Committee. Mr. Davis’ broad experience as a director of other public companies, including other consumer products companies, and his qualification as an “audit committee financial expert,” led the Board of Directors to conclude that he should be a member of the Board of Directors.

David R. Lumley Age 57	Mr. Lumley has served as one of our directors since June 2010 and has served as a director of SBI since April 2010. Mr. Lumley has served as our Chief Executive Officer, President, Global Batteries and President, Home & Garden since June 2010. Mr. Lumley has served as SBI’s Chief Executive Officer and President since April 2010, and previously served as Co-Chief Operating Officer from January 2007 to April 2010. Mr. Lumley was appointed SBI’s President, Global Batteries and Personal Care in January 2007, and in October 2008 his area of responsibility was expanded to include the Home and Garden business. Prior to that time, he had served as SBI’s President, North America from the time he joined SBI in January 2006. Mr. Lumley joined SBI from his position as President, Rubbermaid Home Products North America, which he had held since January 2004. Prior to his position at Rubbermaid, Mr. Lumley had been president and Chief Executive Officer of EAS, a leading sports nutrition company, since 1999. His background includes more than 25 years of experience in the consumer products industry, including having served as President of Brunswick Bicycles, President of OMC International, Senior Vice President, Sales and Marketing at Outboard Marine Corporation, and in a variety of leadership positions with Wilson Sporting Goods Co. and other companies. During the past five years, Mr. Lumley has served on the board of directors of Outboard Marine Corporation, Naked Juice Company, and Botanic Oil Innovations, Inc. Mr. Lumley holds an undergraduate degree from Western Illinois University, and Masters of Journalism and Masters of Business Administration degrees from Northwestern University. Mr. Lumley’s experience with the operations of the Company and its subsidiaries led the Board of Directors to conclude that he should be a member of the Board of Directors.

Omar M. Asali Age 41	Mr. Asali has served as our Vice Chairman of the Board of Directors and as one of our directors since July 2011. Mr. Asali has served as a director of Harbinger Group Inc. since May 2011 and was named acting President of Harbinger Group Inc. effective June 2011. Mr. Asali is also a director of Zap.com Corporation. He is a Managing Director and Head of Global Strategy for Harbinger Capital Partners where he is responsible for global portfolio and business strategy. Prior to joining Harbinger Capital Partners in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (HFS) where he helped to manage $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group. Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career as a CPA, working for a public accounting firm. Mr. Asali received a B.S. in Accounting from Virginia Tech and an M.B.A. from Columbia Business School. Mr. Asali is a member of our Nominating and Corporate Governance Committee. Mr. Asali’s experience and in-depth knowledge of capital markets and the financial services industry enables Mr. Asali to provide valuable guidance to the Board of Directors, including with respect to assessment of business and financial market trends and strategic planning. These considerations, as well as his relationship with Harbinger Capital, led the Board of Directors to conclude that Mr. Asali should be a member of the Board of Directors.

The directors continuing in office in Class III, whose three-year term will expire at the 2013 annual meeting of stockholders, are as follows:

Virginia A. Kamsky Age 58	Ms. Kamsky has served as one of our directors since June 2010. Ms. Kamsky is the Founder, Chairman and Chief Executive Officer of Kamsky Associates, Inc., a strategic advisory firm that provides advisory services in China and throughout the Pacific Rim, with specific focus on South Korea, Japan, Malaysia, Singapore, and Vietnam. Kamsky Associates, Inc. was established in 1980 and has been responsible for advising on deals in excess of $10 billion for preeminent companies worldwide. Ms. Kamsky was a credit and lending officer at Chase Manhattan Bank based in New York, Tokyo, and Beijing prior to starting her own firm. Ms. Kamsky is serving under a White House appointment as a member of the U.S. Secretary of the Navy Advisory Panel (SNAP), an advisory body which provides the Secretary of the Navy with independent advice and recommendations on critical issues facing the Department of the Navy and the Navy Secretariat. Ms. Kamsky is Chairman of the Board of Trustees and CEO of China Institute in America. She is a member of the Council on Foreign Relations. Ms Kamsky is currently serving on the Board of Directors of Dana Holding Corporation and served on the board of directors of Olin Corporation from 2004 to 2008, and on the board of directors of Tecumseh Products, Inc. from 2003 to 2006. Ms. Kamsky has also served as a director of W.R. Grace and Company and Sealed Air Corporation, and as Executive Vice President and a director of Foamex International Inc. Ms. Kamsky graduated cum laude from Princeton University in 1974 with a B.A. in East Asian Studies and also served on the Board of Trustees of Princeton. Ms. Kamsky is a member of our Nominating and Corporate Governance Committee. Ms. Kamsky’s expertise in advisory services and her international experience led the Board of Directors to conclude that she should be a member of the Board of Directors.

Marc S. Kirschner Age 69	Mr. Kirschner has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI since August 2009. Mr. Kirschner provides consulting services in the corporate restructuring and reorganization fields. He is a Fellow of the American College of Bankruptcy and has over 30 years of significant experience as a lawyer in private practice specializing in bankruptcy, restructuring, complex financing, and capital markets transactions. From 1987 through January 2001, Mr. Kirschner was the head of the bankruptcy and reorganization practice in the New York office of the global law firm, Jones Day. During 2006, he was the Chapter 11 Trustee of Refco Capital Markets, Ltd., a global financial services firm. Since its emergence from Chapter 11 of the Bankruptcy Code in December 2006, Mr. Kirschner has been the Plan Administrator for Refco Capital Markets and the Trustee for 2 Refco Trusts created as part of its bankruptcy process. Mr. Kirschner is also currently the Liquidation Trustee for Le Nature’s, Inc. and its affiliates (formerly a manufacturer and distributor of beverage products) and of the Yellowstone Mountain Club and its affiliates (formerly resort property owners and developers). From February 2001 through January 2006, Mr. Kirschner was a Managing Director of Resurgence Asset Management Company. Mr. Kirschner also served as General Counsel and Chief Operating Officer at Resurgence during his time there. Mr. Kirschner served on the board of directors of First Equity Card Corporation from September 2009 to July 2010. Mr. Kirschner served on the board of directors of ION Media Networks, Inc. from September 2009 to December 2009. Mr. Kirschner is a member of our Audit Committee and is a member of our Nominating and Corporate Governance Committee. Mr. Kirschner’s long and distinguished business and legal career, encapsulating both those prior positions captured here as well as others, and his substantial wealth of experience in the areas of risk management, corporate finance, and mergers & acquisitions led the Board of Directors to conclude that he should be a member of the Board of Directors.

Norman S. Matthews Age 79	Mr. Matthews has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI since August 2009. Mr. Matthews has over three decades of experience as a business leader in marketing and merchandising, and is currently an independent business consultant. As former President of Federated Department Stores, he led the operations of one of the nation’s leading department store retailers with over 850 department stores, including those under the names of Bloomingdales, Burdines, Foley’s, Lazarus and Rich’s, as well as various specialty store chains, discount chains and Ralph’s Grocery. In addition to his senior management roles at Federated Department Stores, Mr. Matthews also served as Senior Vice President and General Merchandise Manager at E.J. Korvette and Senior Vice President of Marketing and Corporate Development at Broyhill Furniture Industries. Mr. Matthews is a Princeton University graduate, and earned his Master’s degree in Business Administration from Harvard Business School. He also currently serves on the Boards of Directors at The Progressive Corporation, Henry Schein, Inc., The Children’s Place Retail Stores, Inc., is a director emeritus of Sunoco, Toys R’ Us, and Federated Department Stores, and is a trustee emeritus at the American Museum of Natural History. Mr. Matthews is the Chairman of our Nominating and Corporate Governance Committee. Mr. Matthews’ extensive experience with the operations of various notable consumer products retailers led the Board of Directors to conclude that he should be a member of the Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

In addition to those directors named above who are also executive officers of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. Except for SBI, United Industries Corporation (“United”), and the United Pet Group division of United, none of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary, or other affiliate of the Company.

Mr. Nathan E. Fagre, age 56, was appointed our General Counsel and Secretary in January 2011. He previously had served as Senior Vice President, General Counsel and Secretary for ValueVision Media, Inc. from May 2000 until January 2011. Prior to that time, he had served as Senior Vice President, General Counsel and Secretary for the exploration and production division of Occidental Petroleum Corporation, from May 1995 until April 2000. Before joining Occidental Petroleum, Mr. Fagre had been in private law practice with Sullivan & Cromwell, LLP and Gibson, Dunn & Crutcher, LLP.

Mr. Anthony L. Genito, age 55, was appointed our Executive Vice President, Chief Financial Officer and Chief Accounting Officer in June 2010. Mr. Genito has also served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of SBI since October 2007. He previously had served as SBI’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer since June 2007. From October 2005 until June 2007, Mr. Genito served as SBI’s Senior Vice President and Chief Accounting Officer, and from June 2004, when he joined SBI, until October 2005, he served as Vice President, Finance and Chief Accounting Officer. Before joining SBI, Mr. Genito was employed for twelve years at Schering-Plough Corporation in various financial management positions, including serving as Vice President Global Supply Chain from July 2002 to June 2004. He began his career at Deloitte & Touche.

Mr. John A. Heil, age 59, was appointed our President, Global Pet Supplies in June 2010. Prior to that time, he had served as SBI’s Co-Chief Operating Officer and President, Global Pet Supplies since January 2007. He served as SBI’s President, Global Pet, from October 1, 2005 until January 2007. Prior to that time he had served as SBI’s President, United Pet Group division of United, since April 2005, shortly after SBI’s acquisition of United in February 2005. Mr. Heil had served as President and Chief Executive Officer of the United Pet Group division of United since United acquired United Pet Group in June 2004. Mr. Heil joined United Pet Group Inc. as Chairman and CEO in June 2000. Prior to that time, he spent twenty-five years with the H.J. Heinz Company in various executive management positions including President and Managing Director of Heinz Pet Products, President of Heinz Specialty Pet and Executive Vice President of StarKist Seafood. Mr. Heil also serves as a director and member of the audit committee of VCA Antech, Inc.

BOARD ACTIONS; BOARD MEMBER INDEPENDENCE;

COMMITTEES OF THE BOARD OF DIRECTORS

Board Activities

During our fiscal year ended September 30, 2011 (“Fiscal 2011”), our Board of Directors held six regular meetings, no special meetings, and acted by unanimous written consent on eight occasions. The non-management directors met separately in executive sessions immediately following the regular board meetings held on April 27 and July 26, 2011. David M. Maura, the Chairman of our Board of Directors, presided at the non-management executive sessions of the Board of Directors. No director attended less than 75% of the Board of Directors meetings or the meetings of any committee on which he or she served during Fiscal 2011.

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Norman S. Matthews, Eugene I. Davis, Marc S. Kirschner, and Hugh R. Rovit. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”) to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent. The Board of Directors has made no determination with respect to the remaining directors.

All of our directors attended our 2011 annual meeting of shareholders, and we expect all members of our Board of Directors to attend the Annual Meeting.

Our Board of Directors evaluates the appropriate leadership structure for the Company on an ongoing basis, including whether or not one individual should serve as both Chief Executive Officer and Chairman of our Board of Directors. While the Board of Directors has not adopted a formal policy, we currently separate the positions of Chief Executive Officer and Chairman of our Board of Directors. David R. Lumley currently serves as our Chief Executive Officer and David M. Maura currently serves as our Chairman of the Board of Directors. The Board of Directors believes that the respective roles of Mr. Lumley and Mr. Maura best utilize their skills and qualifications in the service of the Company at this time. The Board retains the ability to adjust its leadership structure as the needs of the business change.

Committees Established by Our Board of Directors

The Board of Directors has designated three principal standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, our Charter and By-Laws require a Special Nominating Committee consisting of three independent directors until such time as there is no person who, together with such person’s affiliates or members of a group to which such person belongs, beneficially owns 40% of our outstanding voting securities. The functions of each committee and the number of meetings held by each committee in Fiscal 2011 are noted below.

Audit Committee. The Audit Committee has been established in accordance with Section 303A.06 of the NYSE Listed Company Manual and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the overall purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and independent auditors, and (iv) our compliance with legal and regulatory requirements. The responsibilities and authority of the Audit Committee are described in further detail in the Charter of the Audit Committee of the Board of Directors of Spectrum Brands Holdings, Inc., as adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.” The report of the Audit Committee for Fiscal 2011 is included elsewhere in this proxy statement.

The current members of our Audit Committee are Eugene I. Davis, Marc S. Kirschner, and Hugh R. Rovit. Our Audit Committee held three regular meetings and 10 telephonic meetings in Fiscal 2011. All of the members of the Audit Committee attended all meetings. Each of the members of the Audit Committee qualifies as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual, Section 10A(m)(3)(B) of the Exchange Act and Exchange Act Rule 10A-3(b).

Mr. Davis is the Chairperson of our Audit Committee and our Audit Committee Financial Expert. Mr. Davis possesses the attributes of an “audit committee financial expert” set forth in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Davis currently serves on the audit committees of three other public companies. The Board of Directors has determined that such service does not impair the ability of Mr. Davis to serve effectively on the Audit Committee.

Compensation Committee. Our Compensation Committee is responsible for (i) overseeing our compensation and employee benefits plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans, (ii) evaluating and approving the performance of the CEO and other executive officers in light of those goals and objectives, and (iii) reviewing and discussing with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. The responsibilities and authority of the Compensation Committee are described in further detail in the Charter of the Compensation Committee of the Board of Directors of Spectrum Brands Holdings, Inc. adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.” The report of the Compensation Committee for Fiscal 2011 is included elsewhere in this proxy statement.

The current members of our Compensation Committee are Kenneth C. Ambrecht, Eugene I. Davis, and David M. Maura. Our Compensation Committee held four regular meetings and one telephonic meeting during Fiscal 2011. All committee members attended all meetings. Mr. Ambrecht is Chairperson of our Compensation Committee. As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Compensation Committee is not required to comply with the independence requirements set forth in Section 303A.05 of the NYSE Listed Company Manual. As such, we have not made a determination as to whether all of the members of our Compensation Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is, subject to the rights of our Special Nominating Committee set forth in our Charter and By-Laws, responsible for (i) identifying and recommending to the Board of Directors individuals qualified to serve as our directors and on our committees of the Board of Directors, (ii) advising the Board of Directors with respect to board composition, procedures and committees, (iii) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, and (iv) overseeing the evaluation process of the Board of Directors and our Chief Executive Officer. The responsibilities and authority of the Nominating and Corporate Governance Committee are described in further detail in the Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Spectrum Brands Holdings, Inc. adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.”

The current members of our Nominating and Corporate Governance Committee are Kenneth C. Ambrecht, Virginia A. Kamsky, Marc S. Kirschner, Norman S. Matthews, and Omar M. Asali. Our Nominating and Corporate Governance Committee held one regular meeting during Fiscal 2011 and acted by unanimous written consent on one occasion. Mr. Matthews is the Chairperson of our Nominating and Corporate Governance Committee. As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Nominating and Corporate Governance Committee is not required to comply with the independence requirements set forth in Section 303A.04 of the NYSE Listed Company Manual. As such, we have not made a determination as to whether all of the members of our Nominating and Corporate Governance Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual.

Special Nominating Committee

In addition to the Committees described above established by our Board of Directors, our Charter and By-Laws also require the establishment of a Special Nominating Committee consisting of three directors, each of whom shall be an “independent director” as such term is defined in Section 303A.02 of the NYSE Listed Company Manual. The Special Nominating Committee responsibilities are (i) to identify and nominate individuals qualified to serve as directors pursuant to Section 3.4(B)(i) of our By-Laws, which require that at least three of the members of our Board of Directors are to be independent directors nominated by the Special Nominating Committee, (ii) to take all actions and make all determinations which are to be taken by the Special Nominating Committee pursuant to (x) our Charter, (y) our By-Laws, or (z) the Stockholder Agreement, dated as of February 9, 2010 (the “Stockholder Agreement”), by and among the Company and certain affiliates of Harbinger Capital, and (iii) to enforce on behalf of the Company the Stockholder Agreement.

The current members of our Special Nominating Committee are Marc S. Kirschner, Norman S. Matthews, and Hugh R. Rovit. Our Special Nominating Committee held one regular meeting during Fiscal 2011. Each of the members of our Special Nominating Committee is an independent director, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual. Any vacancy on the Special Nominating Committee is to be filled with an independent director selected by the remaining members (or member) of the Special Nominating Committee.

Risk Management and the Board’s Role

The Company’s risk assessment and management function is led by the Company’s senior management, which is responsible for day-to-day management of the Company’s risk profile, with oversight from the Board of Directors and its Committees. Central to the Board of Directors’ oversight function is our Audit Committee. In accordance with the Audit Committee Charter, the Audit Committee is responsible for the oversight of the financial reporting process and internal controls. In this capacity, the Audit Committee is responsible for reviewing guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee has approved a formal risk assessment methodology used by management to conduct the Company’s annual risk assessment.

In accordance with the approved methodology, a committee (the “Risk Management Steering Committee”) of certain members of senior management has the responsibility to identify, assess, and manage risk to the Company. The Risk Management Steering Committee consists of: the Chief Financial Officer, the Vice President–Treasurer, the General Counsel, the Vice President–Business Technology, and the Company’s head of internal audit. This committee obtains input from other members of management as required. Management uses the collective input received to measure the potential impact of key risks and to determine the appropriate risk management strategy. Periodically this committee reports to the chief executive officer on its activities and the Company’s risk exposure.

The Compensation Committee also has delegated responsibility with respect to risk. This committee is responsible for identifying and managing potential risks related to our compensation policies and programs. The Company has determined that the risks from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

The risk oversight responsibility of the Board of Directors and its Committees is then facilitated by established management reporting processes designed to, among other goals, provide visibility to the Board of Directors and its Committees into the Company’s risk management practices.

Availability of Corporate Governance Guidelines, Committee Charters, and Codes of Ethics

Copies of our (i) Corporate Governance Guidelines, (ii) charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Special Nominating Committee, (iii) Code of Business Conduct and Ethics, and (iv) Code of Ethics for the Principal Executive Officer and Senior Financial Officers are available at our Internet website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.” Any stockholder may obtain copies of these documents by sending a written request to Spectrum Brands Holdings, Inc., 601 Rayovac Drive, Madison, Wisconsin 53711, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340, or by writing to us via e-mail at investorrelations@spectrumbrands.com. None of the information posted on our website is incorporated by reference into this proxy statement.

DIRECTOR NOMINATION PROCESS

Nominations for our Board of Directors are made by our Nominating and Corporate Governance Committee, except where our Charter and our By-Laws require that such nominations be made by our Special Nominating Committee. Our Charter and By-Laws provide that at least three of the members of our Board of Directors are to be independent directors nominated by the Special Nominating Committee. The remaining seven directors are to be nominated by the Nominating and Governance Committee. The Nominating and Corporate Governance Committee and the Special Nominating Committee are sometimes referred to herein as the “Nominating Committees”.

The Nominating Committees may identify potential board candidates from a variety of sources, including recommendations from current directors or management, recommendations of stockholders or any other source the Nominating Committees deem appropriate. Each of the Nominating Committees may also engage a search firm or consultant to assist in identifying, screening, and evaluating potential candidates. The Nominating Committees have been given sole authority to retain and terminate any such search firms or consultants.

In considering candidates for our Board of Directors, the Nominating Committees evaluate the entirety of each candidate’s credentials. The Nominating Committees consider, among other things: (i) business or other relevant experience; (ii) expertise, skills, and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills, and experience; (v) willingness and ability to commit sufficient time to Board of Directors responsibilities; and (vi) qualification to serve on specialized board committees, such as the Audit Committee or Compensation Committee.

Our stockholders may recommend potential director candidates to our Nominating Committees by following the procedures described below. The Nominating Committees will evaluate recommendations from stockholders in the same manner that it evaluates recommendations from other sources. If you wish to recommend a potential director candidate for consideration by the Nominating Committees, please send your recommendation to Spectrum Brands Holdings, Inc., 601 Rayovac Drive, Madison, Wisconsin, 53711, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2013 annual meeting must be received no earlier than October 4, 2012 and no later than November 3, 2012 in accordance with our By-Laws. You should use first class, certified mail in order to ensure the receipt of your recommendation. Any recommendation must include: (i) your name and address and a list of the number of shares of Common Stock that you own; (ii) the name, age, business address, and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating Committees. This process will not give you the right to directly propose a nominee at any meeting of stockholders.

Under our By-Laws, stockholders may also nominate candidates for election at an annual meeting of stockholders. See “Stockholder Proposals for 2013 Annual Meeting” for details regarding the procedures and timing for the submission of such nominations. Director nominees submitted through this process will be eligible for election at the annual meeting, but information about these candidates will not be included in proxy materials sent to stockholders prior to the meeting, except as described in that section.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors has reviewed and discussed the following section of this report entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Compensation Committee

Kenneth C. Ambrecht (Chairman)

Eugene I. Davis

David M. Maura

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section sets forth a description of our practices regarding executive compensation matters, with respect to our named executive officers. You should read this section together with the executive compensation tables and narratives which follow, as those sections and this section inform one another.

Executive Summary

Our compensation programs are designed to attract and retain highly qualified executives, to align the compensation paid to executives with the business strategies of our Company, and to align the interests of our executives with the interests of our stockholders. These programs are based on our pay for performance philosophy in which variable compensation represents a majority of an executive’s potential compensation. In Fiscal 2012, the percentage of annual compensation for our named executive officers which is tied to achievement of the Company’s performance objectives as set by the Compensation Committee, ranges from 70% to 93%.

In terms of our Fiscal 2011 performance, we reported increased net sales and adjusted EBITDA that was in line with the guidance we provided to the financial community, and consolidated free cash flow that significantly exceeded that guidance. Management continued to execute the Spectrum Value Model in a challenging economic environment, and maintained a disciplined focus on cost controls and realizing synergies from the Russell Hobbs transaction and restructuring of the Global Pet Supplies business.

Compensation decisions for the named executive officers (NEOs) in 2011 were consistent with our pay for performance philosophy and our corporate goals of increased growth and free cash flow generation. These decisions included the following:

•	There were no base pay increases for the named executive officers;

•	Our fiscal results produced annual cash incentive compensation that was above target;

•	We maintained our performance-based equity incentive grants at the same levels as the prior year; and

•

The Spectrum 500 equity incentive program, which has a two-year performance period ending September 30, 2012, continues to provide incentives to the named executive officers and other key members of management to achieve increased adjusted EBITDA growth and accelerated free cash flow generation, in each case above our forecasted plans at the beginning of Fiscal 2011.

In establishing our compensation programs, our Compensation Committee obtains the advice of its independent outside advisor, Towers Watson, and evaluates the Company’s programs with reference to a peer group of 15 companies.

At our 2011 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables, and related narrative disclosure in the proxy statement for the 2011 Annual Meeting. Our compensation practices as discussed in this proxy statement are materially consistent with those discussed in the proxy statement for the 2011 Annual Meeting. Also at the 2011 Annual Meeting, our stockholders held a separate vote, on an advisory basis, relating to the frequency of the advisory vote on the compensation of the Company’s named executive officers, pursuant to which our stockholders indicated their preference that such vote be held every three years, which was the frequency recommended by the Board of Directors. Accordingly, the next stockholder advisory vote on executive compensation will be held at the Company’s 2014 Annual Meeting of Stockholders.

Our Named Executive Officers

The Company’s named executive officers for Fiscal 2011 consist of the following persons:

Named Executive Officer	Position
David R. Lumley	Chief Executive Officer; President, Global Batteries; President, Home & Garden; and Director
Anthony L. Genito	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
John A. Heil	President—Global Pet Supplies
Terry L. Polistina	President—Global Appliances; and Director
Nathan E. Fagre	General Counsel and Secretary

Our Compensation Committee

The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for developing, adopting, reviewing, and maintaining the Company’s executive compensation programs in order to ensure that they continue to benefit the Company. The current members of the Compensation Committee are Kenneth C. Ambrecht, Eugene I. Davis, and David M. Maura.

Background on Compensation Considerations

The Company pursues several objectives in determining its executive compensation programs. It seeks to attract and retain highly qualified executives and ensure continuity of senior management for the Company as a whole and for each of the Company’s business segments, to the extent consistent with the overall objectives and circumstances of the Company. It seeks to align the compensation paid to our executives with the overall business strategies of the Company while leaving the flexibility necessary to respond to changing business priorities and circumstances. It also seeks to align the interests of our executives with those of our stockholders and seeks to reward our executives when they perform in a manner that creates value for our stockholders. In order to carry out this function, the Compensation Committee:

•

Considers the advice of independent compensation consultants engaged to advise on executive compensation issues and program design, including advising on the Company’s compensation program as it compares to similar companies;

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Reviews compensation summaries for each named executive officer at least once a year, including the compensation and benefit values offered to each executive, accumulated value of equity and other past compensation awards, and other contributors to compensation;

•

Consults with our Chief Executive Officer and other management personnel and Company consultants, including our Vice President of Global Human Resources, in regards to compensation matters and periodically meets in executive session without management to evaluate management’s input; and

•	Solicits comments and concurrence from other board members regarding its recommendations and actions at the Company’s regularly scheduled board meetings.

Philosophy on Performance Based Compensation

The Compensation Committee has designed the Company’s executive compensation programs so that, at target levels of performance, a significant portion of the value of each executive’s annual compensation (consisting of salary and incentive awards) is based on the Company’s achievement of performance objectives set by the Compensation Committee. We believe that a combination of annual fixed base pay and incentive performance-based pay provides our named executive officers with an appropriate mix of current cash compensation (which will allow our management to stay focused on their duties) and performance compensation, (which will encourage our management to work toward the success of our business). However, in applying these compensation programs to both individual and Company circumstances, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee varies by individual, and the Compensation Committee is free to design compensation programs that provide for target-level performance-based compensation to be an amount greater than, equal to, or less than 50% of total annual compensation. For example, for Fiscal 2012, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee is as set forth below for each named executive officer who continues to be employed by the Company:

Named Executive	% Performance Based
David R. Lumley	92.8%
Anthony L. Genito	93.2%
John A. Heil	92.2%
Terry L. Polistina	92.0%
Nathan E. Fagre	69.6%

The remainder of each executive’s compensation is made up of amounts that do not vary based on performance. For all named executive officers, these non-performance based amounts are set forth in such executive’s employment agreement or written terms of employment, as described below, subject to review and potential increase by the Compensation Committee. These amounts are determined by the Compensation Committee taking into account current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level, and the duties and responsibilities of such executive’s position.

A component of compensation (whether performance-based or time-based) also consists of multi-year incentive programs. We believe that awards that vest over time enhance the stability of our senior management team and provide greater incentives for our named executive officers to remain at the Company.

Role of Committee-Retained Consultants

Our Compensation Committee has retained an outside consultant, Towers Watson, to assist us in formulating and evaluating executive and director compensation programs. The Compensation Committee, directly or through our Vice President of Global Human Resources, periodically requests Towers Watson to:

•	Provide comparative market date for our peer group, and other groups on request, with respect to compensation matters;

•	Analyze our compensation and benefit programs relative to our peer group;

•	Advise the Compensation Committee on compensation matters and management proposals with respect to compensation matters;

•	Assist in the preparation of this report and the compensation tables provided herewith; and

•	On request, participate in meetings of the Compensation Committee.

In order to encourage an independent view point, the Compensation Committee and its members have access to Towers Watson at any time without management present and have consulted from time to time with Towers Watson without management present.

Towers Watson, with input from management and the Compensation Committee, has developed a peer group of 15 companies based on a variety of criteria, including type of business, revenue, assets and market capitalization. The peer group utilized consists of Fortune Brands, Inc., Newell Rubbermaid Inc., Clorox Corporation, Mattel Inc., Jarden Corp., Hasbro Inc., Energizer Holdings, Inc., The Scotts Miracle-Gro Co., Exide Technologies, Church & Dwight Co. Inc., Tupperware Brands Corporation, Central Garden & Pet Co., Alberto-Culver Co., Revlon, Inc. and Elizabeth Arden, Inc. While the Compensation Committee does not target a particular range for total compensation as compared to our peer group, it does take this information into account when establishing compensation programs. The fees paid to Towers Watson for services other than executive and director compensation were less than $120,000 during Fiscal 2011.

Use of Employment Agreements

Current Employment Agreements

The Compensation Committee evaluates from time to time the appropriateness of entering into employment agreements or other written agreements with members of the Company’s management to govern compensation and other aspects of the employment relationship. The Company has historically limited the use of employment agreements and instead uses simplified severance protection agreements for executives that do not head a business unit (other than the Chief Financial Officer). With respect to the named executive officers, at the direction of the Compensation Committee (or its predecessor), the Company has entered into the following written employment agreements with our current executive officers: (i) an Amended and Restated Employment Agreement with Mr. Lumley dated as of August 11, 2010, as amended by the First Amendment to the Employment Agreement dated as of November 16, 2010, (collectively, the “Lumley Employment Agreement”); (ii) an Employment Agreement dated as of June 9, 2008 with Mr. Genito, as amended by the Amendment to Employment Agreement dated as of February 24, 2009, the description of the Second Amendment to the Employment Agreement dated as of August 28, 2009 and the Third Amendment to the Employment Agreement dated November 16, 2010 (collectively, the “Genito Employment Agreement”); (iii) an Amended and Restated Employment Agreement with Mr. Heil dated January 16, 2007, as amended by the Amendment to the Amended and Restated Employment Agreement dated as of November 10, 2008, the Second Amendment to the Amended and Restated Employment Agreement dated as of February 24, 2009, the description of the Third Amendment to Employment Agreement dated as of August 28, 2009, and the Fourth Amendment to the Employment Agreement dated November 16, 2010 (collectively, the “Heil Employment Agreement”); and (iv) an Employment Agreement dated as of August 16, 2010 with Mr. Polistina, as amended by the First Amendment to the Employment Agreement dated as of November 16, 2010 (collectively, the “Polistina Employment Agreement”). The Lumley Employment Agreement is with both SBI and the Company. Other than with respect to the Lumley Employment Agreement, all of the employment agreements are with SBI. As Mr. Fagre is not the head of a business unit, SBI and Mr. Fagre are parties to a severance agreement dated as of January 31, 2011, which governs severance, confidentially, non-competition, and certain other post-employment matters in connection with a potential termination of Mr. Fagre’s employment (the “Fagre Severance Agreement”).

Term and Renewal of Current Employment Agreements

The current term of the employment agreements for the continuing named executive officers expires, for Mr. Lumley on April 14, 2013, and for each of Messrs. Genito, Heil, and Polistina on September 30, 2012. The Lumley Employment Agreement provides that upon each anniversary of the commencement date, the term will automatically extend for an additional one year, unless either party provides the other with notice of non-renewal at least 90 days prior to the next occurring anniversary of the commencement date. The employment agreements for each of Mr. Genito and Mr. Heil provide that upon expiration of the current term (and any subsequent renewal term), unless earlier terminated in accordance with such agreement, the agreement will automatically renew for an additional one-year period. The Polistina Employment Agreement provides that upon expiration of the current term, the agreement will automatically renew for an additional one year term unless either party provides the other with notice of non-renewal at least 90 days prior to September 30, 2012. Thereafter, such agreement would continue to be automatically renewed for one-year terms unless either party provides the other with notice of non-renewal at least 90 days prior to the expiration of the then-occurring term.

Retention Agreement in Connection with Headquarters Relocation

In addition to these employment agreements, in connection with the relocation of the Company’s corporate headquarters from Atlanta, Georgia to Madison, Wisconsin, the Company entered into a letter agreement dated August 11, 2010 governing the terms of Mr. Genito’s relocation to Madison, Wisconsin (the “Genito Retention Agreement”), as described below under the heading “Genito Retention Agreement.”

Early Termination of Agreements

The employment agreements with each of the continuing named executive officers permit the Company to terminate the executive’s employment upon written notice in the event of “cause” (as defined below under the heading “Termination and Change in Control Provisions”). In the case of Mr. Lumley, if the behavior giving rise to “cause” is his willful failure or refusal to (i) perform his duties, or (ii) follow the direction of the Board of Directors, then Mr. Lumley will have 15 days to cure such behavior, however if the behavior giving rise to “cause” is a breach of the Lumley Employment Agreement or other material agreement with the Company, he will have 30 days to remedy such behavior. In the case of each of Mr. Genito, Mr. Heil, and Mr. Polistina, if the behavior giving rise to “cause” is (i) his willful failure or refusal to perform his duties or follow the direction of the Chief Executive Officer (or the Board of Directors in the case of Mr. Polistina), or (ii) his material breach of his employment agreement or any other agreement with the Company, then he will have 30 days to cure such behavior following notice.

The employment agreements for Mr. Lumley and Mr. Polistina permit the Company to terminate such executive’s employment without “cause” for any reason upon 60 days prior written notice or payment in lieu thereof. The Heil Employment Agreement permits the Company to terminate such executive’s employment without “cause” for any reason upon 60 days prior written notice. The Genito Employment Agreement permits the Company to terminate such executive’s employment without “cause” for any reason upon 30 days prior written notice.

The employment agreements with each of the continuing named executive officers permit the Company to terminate the executive’s employment upon 30 days written notice in the event that the executive is unable to perform his or her duties for a period of at least 6 months by reason of any mental, physical, or other disability. Each agreement also terminates immediately upon the death of the executive.

The employment agreements for each of Mr. Lumley, Mr. Heil, and Mr. Polistina allow the executive to voluntarily terminate his employment for any reason upon 60 days prior written notice. The Genito Employment Agreement allows Mr. Genito to voluntarily terminate his employment for any reason upon 30 days prior written notice.

The employment agreements with each of Messrs. Lumley, Genito, Heil, and Polistina also provide that if the executive officer resigns upon the occurrence of specified circumstances that would constitute “good reason”

(as defined below under the heading “Termination and Change in Control Provisions”), the executive’s resignation will be treated as a termination by the Company without “cause” and entitle the executive to the payments and benefits due with respect to a termination without “cause.” In order to constitute “good reason” under the respective employment agreements certain specific notice requirements and cure periods must be satisfied. In the case of Mr. Lumley and Mr. Polistina, each would have to provide the Company with 30 days advance written notice of his intent to resign for “good reason” within 60 days following the occurrence of the facts or circumstances giving rise to “good reason” and the Company will have 30 days thereafter to cure such facts or circumstances. If not cured, Mr. Lumley or Mr. Polistina must terminate his employment within 6 months of the initial occurrence of the facts or circumstances giving rise to “good reason” in order to constitute “good reason.” In the case of Mr. Genito, he would have 90 days following the occurrence of the facts or circumstances giving rise to “good reason” to give written notice of his intent to terminate for “good reason” and the Company will have 30 days thereafter to cure such facts or circumstances. The required relocation of Mr. Genito’s principal place of employment from Atlanta, Georgia to Madison, Wisconsin triggered Mr. Genito’s right to terminate his employment for “good reason.” However, pursuant to the Genito Retention Agreement, Mr. Genito agreed not to exercise this right in connection with the relocation of his principal place of employment from Atlanta, Georgia to Madison, Wisconsin.

The Fagre Severance Agreement permits the Company to terminate Mr. Fagre’s employment at any time upon written notice for any reason. However, in order for such termination by the Company to be treated as a termination for “cause” (as defined below under the heading “Termination and Change in Control Provisions”) as a result of Mr. Fagre’s (i) willful failure or refusal to perform his duties and responsibilities to the Company or any of its affiliates which failure or refusal to perform, or (ii) breach of any of the terms of the separation agreement or any other agreement between Mr. Fagre and the Company, then Mr. Fagre will have 30 days in which to remedy or cure such failure, refusal, or breach. Mr. Fagre may also terminate his employment with the Company at any time upon written notice.

The amounts and benefits payable to each such executive upon the termination of such executive’s employment in accordance with their employment agreements are further described under the heading “Termination and Change in Control Provisions.”

Compensation Components

For Fiscal 2011, the basic elements of our executive compensation program, as designed by the Compensation Committee, were:

•	Base salary;

•	A performance-based annual cash incentive program, referred to as our Management Incentive Plan (“MIP”);

•

A performance and time-based equity incentive program tied to achievement of performance goals in Fiscal 2011 and continued employment through Fiscal 2012, referred to as the Equity Incentive Plan (“EIP”); and

•

A multi-year performance and time-based equity incentive program tied to achievement of long term superior results by the end of Fiscal 2012 and continued employment through the end of Fiscal 2013, referred to as the Spectrum 500 Plan.

For Fiscal 2012, the basic elements of our executive compensation program, as designed by our Compensation Committee, remained consistent with those outlined above for Fiscal 2011. The Spectrum 500 Plan is a two-year plan for which the performance period extends through the end of Fiscal 2012, and therefore it is an element of the compensation program for both Fiscal 2011 and Fiscal 2012. No new multi-year incentive program has been adopted for Fiscal 2012 or beyond. In addition, based on individual circumstances, title, position and responsibilities, each named executive officer received certain other compensation components and limited perquisites as described herein.

Base Salary

Annual base salary for each of Messrs. Lumley, Polistina, Genito, and Heil is set forth in the applicable employment agreements, subject to subsequent increases by the Compensation Committee. Mr. Fagre’s base salary was set by the Chief Executive Officer at the time he joined the Company in January 2011. In determining the annual base salary reflected in each named executive officer’s employment agreement, the Compensation Committee considered current market conditions, the Company’s financial condition at the time such compensation levels were determined, compensation levels for similarly situated executives at other companies, experience level, the duties and responsibilities of such executive’s position, and the relative sizes of the business segments they manage. This base salary level is subject to evaluation from time to time by the Compensation Committee to determine whether any increase in the base salary is appropriate. As of the end of Fiscal 2011, the annual base salaries were as set forth below for the named executive officers.

Named Executive	Annual Base Salary at FYE $
David R. Lumley	900,000
Anthony L. Genito	425,000
John A. Heil	500,000
Terry L. Polistina	500,000
Nathan E. Fagre	300,000

For Messrs. Lumley, Genito, Heil, and Polistina, there has been no change in their annual base salaries since the end of Fiscal 2011. For Mr. Fagre, who joined the Company during Fiscal 2011, there has been no change in his annual base salary since he joined the Company.

Management Incentive Plan

General Description

Our management personnel, including our named executive officers, participate in the Company’s annual performance-based cash bonus program referred to as the Management Incentive Plan (“MIP”), which is designed to compensate executives and other managers based on achievement of annual corporate, business segment and/or divisional goals. Under the MIP, each participant has the opportunity to earn a threshold, target or maximum bonus amount that is contingent upon achieving the performance goals set by the Compensation Committee and reviewed by the Board of Directors. Particular performance goals are established prior to or during the first quarter of the relevant fiscal year and reflect the Compensation Committee’s views at that time of the critical indicators of Company success in light of the Company’s then-current primary business priorities.

The specific targets with respect to performance goals are set by the Compensation Committee based on the Company’s annual operating plan, as approved by our Board of Directors. The annual operating plan includes performance targets for the Company as a whole as well as for each business segment. In the case of divisional managers within those business segments, divisional level performance targets have also been established.

Fiscal 2011 MIP Program

For Fiscal 2011, after taking into account the goals of increased growth and Free Cash Flow generation described above under the heading “Philosophy on Performance Based Compensation,” the Compensation Committee established adjusted EBITDA and Free Cash Flow (as defined below) as the performance goals of the Company, with adjusted EBITDA weighted at 50% and Free Cash Flow weighted at 50%.

For purposes of the 2011 MIP, adjusted EBITDA was measured as earnings (defined as operating income (loss) of the Company plus other income less other expenses) before interest, taxes, depreciation and amortization and excluding restructuring, acquisition and integration charges, and other one-time charges. This amount was then adjusted so as to negate the effects of acquisitions or dispositions during the Fiscal 2011 performance period with the proviso that adjusted EBITDA resulting from businesses or products lines acquired (in transactions approved by the Board of Directors) during the performance period were included in the calculation from the date of acquisition up to a maximum of $10 million dollars in the aggregate. Free Cash Flow means adjusted EBITDA plus or minus changes in current and long term assets and liabilities, less cash payments for taxes, restructuring and interest, but excluding proceeds from acquisitions or dispositions (with the exception of the Ningbo, China facility). Any reductions in Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any acquisition or refinancing approved by the Board of Directors (in each case during the Fiscal 2011 performance period) was added back to Free Cash Flow.

Consistent with prior practice, in order to keep members of management involved primarily in the operations of one or more of our business segments or smaller business units focused on the performance of those segments or units, the Compensation Committee also subdivided the performance targets for those members of management to give greater weight to the performance of those segments or units versus the performance of the Company as a whole. For Fiscal 2011 the performance targets for each of Mr. Lumley, Mr. Genito and Mr. Fagre were equal to those established for the Company as a whole. With respect to Mr. Heil, the Fiscal 2011 MIP performance targets for adjusted EBITDA were based 80% on the performance targets established for the Global Pet Supplies business segment and 20% on the performance targets established for the Company as a whole, and for Free Cash Flow were based 100% on the performance for the Company as a whole. With respect to Mr. Polistina, the Fiscal 2011 MIP performance targets for adjusted EBITDA were based 80% on the performance targets established for the Global Appliances portion of the Global Batteries and Appliances business segment and 20% on the performance targets established for the Company as a whole, and for Free Cash Flow were based 100% on performance for the Company as a whole.

The target 2011 MIP award levels achievable (that is the amount achievable if 100% of the applicable performance targets were met) by each of Mr. Lumley, Mr. Genito, Mr. Heil and Mr. Polistina were as set forth in each such named executive officer’s employment agreement, expressed as a percentage of annual base salary. Mr. Fagre’s target MIP award level was set by the Chief Executive Officer when he joined the Company in January 2011. For purposes of the 2011 MIP, the target award percentages for the named executive officers were as follows:

Named Executive	MIP Target as % of Annual Base
David R. Lumley	115%
Anthony L. Genito	100%
John A. Heil	100%
Terry L. Polistina	75%
Nathan E. Fagre	50%

It was possible to receive an award amount under the 2011 MIP above or below the target award percentage. The potential 2011 MIP awards for each of our named executive officers, expressed as a percentage of the target award, ranged from 0% for achievement of threshold performance levels established by the Compensation Committee, 100% for performance at the target performance levels and increasing up to a maximum payout of 200% of the target award if actual performance had risen to the specified upper achievement thresholds.

The chart below reflects for each named executive officer who participated in the 2011 MIP the percentage of his target award achievable pursuant to the performance goals applicable to his award, the performance required to achieve the threshold, target and maximum payouts based on those performance goals, and the actual percentage of the target award achieved with respect to each performance goal. In addition, for the 2011 MIP awards, the named executive officers voluntarily capped their actual payouts at lower percentage levels than the payouts that would have been awarded under the original formulas: these caps were 145% for Messrs. Lumley, Genito, Polistina, and Fagre; and 102.5% for Mr. Heil. The dollar amount of the awards for each named executive are set forth in the “Summary Compensation Table.” These award amounts were paid in December 2011.

NEO	Performance Metric	Weight (% of Target Bonus)	Performance Required to Achieve Bonus % Indicated (in $ millions)			Calculated 2011 Payout Factor (% of Target Bonus)
			Threshold (0%)	Target (100%)	Maximum (200%, 250% for Mr. Lumley)
David R. Lumley	Consolidated Adjusted EBITDA	50%	429.58	457.0	498.13	50.0

Anthony L. Genito Nathan E. Fagre	Consolidated Adjusted Cash Flow	50%	146.64	156.0	170.04	100.0

John A. Heil	Consolidated Adjusted EBITDA	10%	429.58	457.0	498.13	10.0
	Pet Adjusted EBITDA	40%	103.31	109.9	119.79	20.0
	Consolidated Adjusted Cash Flow	50%	146.64	156.0	170.04	100.0

Terry L. Polistina	Consolidated Adjusted EBITDA	10%	429.58	457.0	498.13	10.0
	Appliances Adjusted EBITDA	40%	129.72	138.0	150.42	54.2
	Consolidated Adjusted Cash Flow	50%	146.64	156.0	170.04	100.0

Fiscal 2012 MIP Program

The Fiscal 2012 MIP program closely parallels the Fiscal 2011 MIP program and remains consistent with the corporate goals of increased growth and Free Cash Flow generation described above under the heading “Philosophy on Performance Based Compensation.” For Fiscal 2012, the Compensation Committee continued the same performance metrics of adjusted EBITDA and Free Cash Flow (each as defined below) as the performance goals of the Company, with adjusted EBITDA weighted at 50% and Free Cash Flow weighted at 50%, the same weightings used in Fiscal 2011.

For Fiscal 2012, adjusted EBITDA means earnings (defined as operating income (loss) of the Company plus other income less other expenses) before interest, taxes, depreciation and amortization and excluding restructuring, acquisition and integration charges, and other one-time charges. The result of the formula in the preceding sentence shall then be adjusted so as to negate the effects of acquisitions or dispositions; provided, however that adjusted EBITDA resulting from businesses or products lines acquired (in transactions approved by the Board of Directors) during the performance period shall be included in the calculation from the date of acquisition up to a maximum of $20 million dollars in the aggregate. Free Cash Flow means adjusted EBITDA plus or minus changes in current and long term assets and liabilities, less cash payments for taxes, restructuring and interest, but excluding proceeds from acquisitions or dispositions. Any reductions in Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any acquisition or refinancing approved by the Board of Directors (in each case during the performance period) shall be added back to Free Cash Flow.

Following the same approach used in Fiscal 2011, in order to focus members of management involved primarily in the operations of one or more of our business segments or smaller business units on the performance of those segments or units, the Compensation Committee has also subdivided the performance targets for those members of management to give greater weight to the performance of those segments or units versus the performance of the Company as a whole. For Fiscal 2012 the performance targets for each of Mr. Lumley, Mr. Genito and Mr. Fagre are equal to those established for the Company as a whole. With respect to Mr. Heil, the

Fiscal 2012 MIP performance targets for adjusted EBITDA are based 80% on the performance targets established for the Global Pet Supplies business segment and 20% on the performance targets established for the Company as a whole, and for Free Cash Flow are based 100% on the performance for the Company as a whole. With respect to Mr. Polistina, the Fiscal 2012 MIP performance targets for adjusted EBITDA are based 80% on the performance targets established for the Global Appliances portion of the Global Batteries and Appliances business segment and 20% on the performance targets established for the Company as a whole, and for Free Cash Flow are based 100% on performance for the Company as a whole.

The target 2012 MIP award levels achievable (that is, the amount achievable if 100% of the applicable performance targets are met) by each of Mr. Lumley, Mr. Genito, Mr. Heil and Mr. Polistina are as set forth in each such named executive officer’s employment agreement, expressed as a percentage of annual base salary. Mr. Fagre’s target MIP award level was set by the Chief Executive Officer when he joined the Company in January 2011. As of the date of this proxy statement, for purposes of the 2012 MIP, the target award percentages for each participating named executive officer are as follows:

Named Executive	MIP Target as % of Annual Base
David R. Lumley	115%
Anthonly L. Genito	100%
John A. Heil	100%
Terry L. Polistina	75%
Nathan E. Fagre	50%

It is possible to receive an award amount under the 2012 MIP above or below the target award percentage. The potential 2012 MIP awards for each of our named executive officers, expressed as a percentage of the target award, ranged from 50% for achievement of threshold performance levels established by the Compensation Committee, 100% for performance at the target performance levels and increasing from there up to a maximum payout of 200% (250% in the case of Mr. Lumley) of the target award if actual performance had risen to the specified upper achievement thresholds.

The table below reflects for each current named executive officer the percentage of his target award achievable pursuant to the performance goals applicable to his award, and the performance required to achieve the threshold, target and maximum payouts based on those performance goals.

NEO	Performance Metric	Weight (% of Target Bonus)	Performance Required to Achieve Bonus % Indicated (in $ millions)
			Threshold (50%)	Target (100%)	Maximum (200%, 250% for Mr. Lumley)
David R. Lumley	Consolidated Adjusted EBITDA	50%	457.1	475.0	517.8
Anthony L. Genito Nathan E. Fagre	Consolidated Adjusted Cash Flow	50%	174.9	185.5	202.2

John A. Heil	Consolidated Adjusted EBITDA Pet Adjusted EBITDA Consolidated Adjusted Cash Flow	10%	457.1	475.0	517.8
		40%	99.1	104.0	113.4
		50%	174.9	185.5	202.2

Terry L. Polistina	Consolidated Adjusted EBITDA Appliances Adjusted EBITDA Consolidated Adjusted Cash Flow	10%	457.1	475.0	517.8
		40%	130.2	137.0	149.3
		50%	174.9	185.5	202.2

Russell Hobbs Legacy 2010 Annual Bonus Program

As described above, upon consummation of the Merger, the employees of Russell Hobbs, including Mr. Polistina, were allowed to continue with the annual bonus program then in effect for Russell Hobbs, which had a performance period of January 1, 2010 through December 31, 2010 (the “RH Bonus Program”). This program was established by the management and board of directors of Russell Hobbs prior to the Merger and not by the Compensation Committee or Board of Directors of the Company. Russell Hobbs established adjusted EBITDA and free cash flow as the performance goals of Russell Hobbs, with adjusted EBITDA weighted at 50% and Free Cash Flow weighted at 50%. It was possible to receive an award amount under the RH Bonus Program above or below the target award percentage. The potential RH Bonus Program, expressed as a percentage of the target award, ranged from 50% for achievement of threshold performance levels established by Russell Hobbs, 100% for performance at the target performance levels, increasing from there up to a maximum payout of 200% of the target award if actual performance had risen to the specified upper achievement thresholds.

2010 RH PLAN PERCENTAGES

NEO (Target Bonus as % of Base Salary)	Performance Metric	Weight (% of Target Bonus)	Performance Required to Achieve Bonus (in $ millions)
			Threshold (50%)	Target (100%)	Maximum (200%)
Terry L. Polistina (75%)	Russell Hobbs Adjusted EBITDA	50%	429.58	457.0	498.13
	Russell Hobbs Free Cash Flow	50%	146.64	156.0	170.08

For Mr. Polistina, whose base salary was increased effective June 16, 2010, the bonus was based on his base salary for the entire year.

As a retention tool, Russell Hobbs, prior to the Merger but with the consent of SBI, elected to guarantee a minimum payout under the RH Bonus Program in the amount of 75% of each participant’s target award amount. The actual performance of the Russell Hobbs business for the performance period would have resulted in a payment of less than this amount. As a result, each participant received a payout equal to 75% of the target payout amount, which was paid in February 2011, and which was $211,859 for Mr. Polistina.

Long Term Incentive Plans Background

In Fiscal 2010, the Company had two long term incentive programs which were referred to as the Company’s “LTIP” and came in two forms, as a cash-based plan (“Cash LTIP”) and an equity-based plan (“Equity LTIP”) involving the issuance of restricted stock. Members of management were eligible to participate in one or the other form, as designated by the Compensation Committee, but not both.

For the Fiscal 2011 incentive compensation program, the Compensation Committee re-examined the long term incentive portion of its compensation programs and determined to eliminate the cash component, reduce the number of participants, and provide incentives to the remaining participants through the issuance of restricted stock units. The purpose of these changes was to seek better alignment of the incentives of the key members of management with the interests of the shareholders and to enhance long term shareholder value. As a result, the LTIP program was discontinued on a going forward basis (although existing awards with continuing vesting periods continued in effect) and the Compensation Committee instituted a new Equity Incentive Plan (“EIP”) for Fiscal 2011.

2010 Equity LTIP

For Fiscal 2010, all grants under the Equity LTIP were implemented through grants of restricted stock under the Spectrum Brands, Inc. 2009 Incentive Plan (the “2009 Incentive Plan”). As a result of the Company’s emergence from bankruptcy, each member of management began Fiscal 2010 owning no shares of SBI’s equity. The Compensation Committee of SBI believed equity ownership was an important component of matching the interests of management with the interests of SBI’s stockholders as well as a valuable retention tool. Consistent with discussions between the senior management team and the Company’s pending new owners prior to SBI’s emergence from bankruptcy, the Compensation Committee of SBI felt it would be appropriate for each of the then-members of the senior management team to receive an initial grant of restricted stock that would vest based on continued employment and the passage of time rather than on the achievement of a particular set of performance standards. Given the recent experiences of management with the impact of bankruptcy on equity compensation, the Compensation Committee believed it appropriate to limit the initial pool of participants to a limited number of senior executives, including Messrs. Lumley, Genito and Heil.

Those grants were scheduled to vest based on continued employment and the passage of time. Accordingly, the restrictions on 75% of such shares lapsed on October 1, 2010 and the restrictions on the remaining 25% of such shares lapsed on October 1, 2011. It was the intention of the Compensation Committee of SBI that for future fiscal years, awards made under SBI’s Equity LTIP would be earned based on the performance of SBI over time and continued employment with SBI. With respect to the Fiscal 2010 Equity LTIP awards, those awards were made for each participant based on a specified number of shares, rather than based on a percentage tied to salary or any other amount.

The number of shares of restricted stock granted to each of Mr. Genito, Mr. Lumley and Mr. Heil under the 2010 Equity LTIP are set forth below.

Named Executive	Shares of Restricted Stock Granted
Anthony L. Genito	111,111
John A. Heil	111,111
David R. Lumley	166,667

None of the current named executive officers participated in the 2010 Cash LTIP program.

2011 EIP

The 2011 EIP was implemented through the granting of performance-based restricted stock unit (“RSU”) award agreements at the beginning of Fiscal 2011. Under the award agreements, the RSUs will vest based on the achievement by the Company of performance goals established by the Compensation Committee that were tied to the Company’s annual operating plan and continued employment. The Fiscal 2011 performance goals were established as adjusted EBITDA and Free Cash Flow targets tied to the Company’s annual operating plan, measured in the same manner and with the same weighting as was done for the 2011 MIP.

The 2011 EIP was designed so that it was possible that the performance of the Company would result in less than the full amount of the award vesting. The potential 2011 RSUs that could have been earned for each of our participating named executive officers, expressed as a percentage of the award amount, ranged from 50% for achievement of threshold performance levels established by the Compensation Committee to 100% for achieving the performance goals in full at the target performance levels. The award agreements for Fiscal 2011 provided that if 100% of the established performance goals for Fiscal 2011 were met, then 50% of the RSUs awarded would vest as soon as practical after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2011. The remaining RSUs awarded would vest on the first anniversary of the vesting date, subject to continued employment on such anniversary. Performance between threshold and target levels would vest pro-rata. Performance below the threshold levels would have resulted in the forfeiture of all awarded units. Performance above the target level of performance would not have earned additional shares.

The table below reflects for each participating named executive officer the RSU award amount, the performance metrics selected, the weighting of each performance metric, the percentage of his target award achievable pursuant to the performance goals applicable to his award, and the performance required to achieve the threshold and target vesting eligibility based on those performance goals.

NEO # of (RSU Award)	Performance Metric	Weight (% of Target Award)	Performance Required to Be Eligible To Vest – Indicated % of RSUs (in $ millions)
			Threshold (50%)	Target (100%)

David R. Lumley (173,600)	Consolidated Adjusted EBITDA	50%	429.58	457
	Consolidated Free Cash Flow	50%	146.64	156

Anthony L. Genito, John A. Heil, and Terry L. Polistina (88,888 each)	Consolidated Adjusted EBITDA Consolidated Free Cash Flow	50%	429.58	457
		50%	146.64	156

Nathan E. Fagre (10,000)	Consolidated Adjusted EBITDA	50%	429.58	457
	Consolidated Free Cash Flow	50%	146.64	156

2012 EIP

The 2012 EIP program is similar to the 2011 EIP plan and also incorporates features of the 2012 MIP. RSU award agreements for the 2012 EIP were granted in November 2011. Under the award agreements, the RSUs will vest based on the achievement by the Company of performance goals established by the Compensation Committee that were tied to the Company’s 2012 annual operating plan and continued employment. The Fiscal 2012 performance goals were established as adjusted EBITDA and Free Cash Flow targets tied to the Company’s annual operating plan, measured in the same manner and weighted in the same way as is the case for the 2012 MIP.

The 2012 EIP is designed so that it is possible that the performance of the Company would result in less than the full amount of the award vesting. The potential 2012 RSUs that may be earned for each of our participating named executive officers, expressed as a percentage of the award amount, range from 50% for achievement of threshold performance levels established by the Compensation Committee, 100% for achieving the performance goals in full at the target performance levels, up to a maximum of 154% of the target award for Messrs. Lumley, Genito, Heil, and Polistina, and 165% of the target award for Mr. Fagre, if actual performance reaches the specified upper achievement thresholds. The 2012 EIP is designed such that participants are not eligible to receive RSUs for over-achieving the EIP performance targets and also to receive RSUs under the Spectrum 500 Plan. The award agreements for the 2012 EIP, just as with the 2011 EIP, provide that if 100% of the established performance goals for Fiscal 2012 are met, then 50% of the RSUs awarded would vest as soon as practical after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2012. The remaining RSUs awarded would vest on the first anniversary of the vesting date, subject to continued employment on such anniversary. Performance between threshold and target levels, and between target and maximum levels, would vest pro-rata. Performance below the 50% threshold levels will result in the forfeiture of all awarded units.

The table below reflects for each participating named executive officer the RSU award amount, the performance metrics selected, the weighting of each performance metric, the percentage of his target award achievable pursuant to the performance goals applicable to his award, and the performance required to achieve the threshold, target, and maximum vesting eligibility based on those performance goals:

NEO # of (RSU Award)	Performance Metric	Weight (% of Target Award)	Performance Required to Be Eligible To Vest – Indicated % of RSUs (in $ millions)
			Threshold (50%)	Target (100%)	Maximum(1) (154%–165%)
David R. Lumley (173,600)	Consolidated Adjusted EBITDA	50%	457.1	475.0	495.0
	Consolidated Adjusted Cash Flow	50%	174.9	185.5	350.0	(2)

Anthony L. Genito, John A. Heil, and Terry L. Polistina (88,888 each)	Consolidated Adjusted EBITDA	50%	457.1	475.0	495.0
	Consolidated Adjusted Cash Flow	50%	174.9	185.5	350.0	(2)

Nathan E. Fagre (10,000)	Consolidated Adjusted EBITDA	50%	457.1	475.0	495.0
	Consolidated Adjusted Cash Flow	50%	174.9	185.5	350.0	(2)

(1)	Maximum is 154% for Messrs. Lumley, Genito, Polistina, and Heil, and 165% for Mr. Fagre.
(2)	The $350.0 million consolidated adjusted cash flow goal is a combined total for Fiscal 2011 and Fiscal 2012. All other figures in this table are goals with respect to Fiscal 2012 only.

Spectrum 500

During the course of the design and creation of the Fiscal 2011 incentive programs, the Compensation Committee reviewed the Company’s forecasted performance for the 2011, 2012 and 2013 fiscal years and considered incentives to drive performance in excess of these forecasted amounts and attempted to accelerate the growth of stockholder value. As drivers of this value, the Compensation Committee focused on (i) incentivizing increased adjusted EBITDA growth, both organically and through small, add-on acquisitions approved by the Board of Directors and (ii) incentivizing accelerated Free Cash Flow generation, in each case beyond that reflected in the Company’s forecasted plans, for the period between October 1, 2010 and September 30, 2012. Following consideration of these goals, the Compensation Committee, with the approval of the Board of Directors, created in October 2010 a superior achievement incentive program, which is referred to herein as the “Spectrum 500.”

The Spectrum 500 is targeted to those members of the Company’s management identified as key drivers of the Company’s goals of accelerating stockholder value. For all participants, the Spectrum 500 has been implemented through an award of RSUs. For Spectrum 500 award recipients, a portion of the award will vest based on the achievement of $500 million in adjusted EBITDA during the period from October 1, 2010 through September 30, 2012. Adjusted EBITDA for purposes of the Spectrum 500 is determined in the same manner as that used for the 2011 MIP and 2011 EIP. The portion of the award subject to this adjusted EBITDA performance goal is earned in full if the $500 million adjusted EBITDA goal is achieved as of September 30, 2012, but would be forfeited in total if performance is less than $500 million.

For Spectrum 500 award recipients, a portion of the award will vest based on achievement of a cumulative Free Cash Flow performance goal during the period from October 1, 2010 through September 30, 2012. Free Cash Flow for purposes of the Spectrum 500 is determined in the same manner as that used for the 2011 MIP and 2011 EIP. The full award amount would be earned upon achievement of a target of $375 million in cumulative Free Cash Flow, and it is possible to earn a portion of the award tied to the Free Cash Flow award for performance at less than the target (provided that at least $351 million is achieved) ranging from a payout of 50% of the award amount at threshold performance up to 100% if the target is achieved or exceeded.

For all participants in the Spectrum 500 other than Messrs. Lumley, Genito, Heil and Polistina, 50% of the award amount will be earned, if at all, based on achievement of the adjusted EBITDA performance goal and 50% of the award will be earned based on achievement of the Free Cash Flow performance goal.

In addition to the adjusted EBITDA and Free Cash Flow performance goals, the Spectrum 500 awards granted to Messrs. Lumley, Genito, Heil and Polistina also include a performance goal tied to management objectives. Management objectives are the successful integration and achievement of synergy targets communicated publicly, integration of the Russell Hobbs business and the transitioning of the Company’s headquarters from Atlanta, Georgia to Madison, Wisconsin. Thus for Messrs. Lumley, Genito, Heil and Polistina, one-third of the total award amount will be earned, if at all, based on achievement of the adjusted EBITDA performance goal, one-third of the total award will be earned based on achievement of the Free Cash Flow performance goal and one-third of the total award amount will be earned based on the achievement of the management objectives. In order to be eligible to receive any shares to be earned based on the management objectives, the $500 million adjusted EBITDA goal must also be achieved. However, the cash flow portion of the total award is not dependent upon achievement of the $500 million adjusted EBITDA target. Determination of achievement of the management objectives is determined by the Compensation Committee.

For all participants in the Spectrum 500, the award agreements provide that up to 50% of the total award may vest, if at all, as soon as practical after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2012. The remaining 50% of the total award earned would vest, if at all, on the first anniversary of the prior vesting date. In each case, vesting is subject to the participant not being terminated for “cause” or voluntarily terminating his or her employment other than for “good reason” prior to the applicable vesting date. In no event may a participant in the Spectrum 500 earn shares in excess of his or her award amount under the Spectrum 500.

The table set forth below describes for Messrs. Genito, Heil, Lumley, and Polistina the performance metrics used, the percentage of his target award achievable pursuant to the performance goals applicable to his award, and the performance required to achieve the threshold (where applicable) and target vesting eligibility based on those performance goals. Mr. Lumley was awarded 216,999 RSUs under the Spectrum 500 Plan; Messrs. Genito, Heil, and Polistina each were awarded 111,111 RSUs; and Mr. Fagre was awarded 10,000 RSUs.

Performance Metric	Weight (% of Target Award)	Performance Required to Be Eligible To Vest – Indicated % of RSUs (in $ millions)
		Threshold (50%)	Target (100%)
Consolidated Adjusted EBITDA	33-1/3%	n/a	500.0
Consolidated Cumulative Free Cash Flow	33-1/3%	351.0	375.0
Management Objective	33-1/3%	n/a	Achievement of EBITDA Target Plus 100% Management Objective Compliance

Genito Retention Agreement

SBI and Mr. Genito entered into a retention agreement in Fiscal 2010 relating to the desire of SBI that Mr. Genito relocate from Atlanta, Georgia to Madison, Wisconsin in connection with the move of the corporate headquarters to Madison, given the importance of Mr. Genito to the continuing performance of the Company, particularly during a period of transition.

Pursuant to the Genito Retention Agreement, Mr. Genito was entitled to receive a retention bonus of up to $500,000 (with a minimum of $100,000) based upon completion of the following responsibilities: (i) transition of all finance functions from Atlanta to Madison; (ii) successful completion of all required public filings during this transition period; (iii) identification of replacements for all key finance functions being relocated to Madison not being filled by relocating employees; and (iv) compliance with all of Mr. Genito’s contractual obligations. Final determination of the amount of the retention bonus (up to the maximum amount) is subject to the discretion of the Chief Executive Officer. The retention bonus, in the amount of $500,000 was paid on June 16, 2011.

In addition, pursuant to the Genito Retention Agreement, Mr. Genito was entitled to receive a restricted stock grant with a value of $500,000 upon his relocation to Madison, Wisconsin. Pursuant to this provision, Mr. Genito received a grant of 17,364 RSUs in November 2010. As provided in the Genito Retention Agreement, one-third of this award vested on September 30, 2011, one-third of this award will vest on September 30, 2012, and the final one-third of this award will vest on September 30, 2013, provided that Mr. Genito is not terminated for “cause” and does not voluntarily terminate his employment other than for “good reason” prior to that applicable vesting date.

Prior Retention Agreements

During Fiscal 2008, each of Mr. Lumley, Mr. Heil and Mr. Genito executed retention agreements with the Company. The Compensation Committee of SBI, in evaluating the critical roles performed by the then members of Spectrum’s leadership team and the potential negative impact on the Company as a whole if any of those executives were to end their employment relationship with the Company, determined it to be in the best interests of the Company to put in place for those executives a retention program designed to give those executives additional incentive not to seek alternative employment opportunities. For each executive, the retention agreement provided such executive with the opportunity to earn an additional cash amount equal to 150% of such executive’s annual base salary as in effect on the date the retention agreement was executed in two installments contingent upon such executive remaining employed by the Company through December 31, 2009. If the executive continued to be an employee of the Company on through December 31, 2008, such executive received the first payment in an amount equal to 75% of such executive’s annual base salary. Each of Mr. Genito, Mr. Lumley and Mr. Heil received this payment in January 2009. If the executive continued to be employed by the Company through December 31, 2009, such executive would receive the second and final payment in an amount equal to 75% of such executive’s annual base salary. Each of Mr. Genito, Mr. Lumley and Mr. Heil received this payment in January 2010.

Payments to Mr. Polistina in Connection with the Merger

Pursuant to a pre-Merger agreement between Mr. Polistina, Russell Hobbs and Harbinger Capital Partners Master Fund I, Ltd. (the “Harbinger Master Fund”), Harbinger Capital Partners Special Situations Fund, L.P (the “Harbinger Special Situations Fund”), and Global Opportunities Breakaway Ltd. (the “Breakaway Fund” and, collectively, the “Harbinger Parties”), Mr. Polistina received a cash payment of $2 million from Russell Hobbs in June 2010 immediately following the Merger. Pursuant to this agreement, Mr. Polistina was entitled to receive an additional $1 million cash payment in December 2010, which was paid by the Company in December 2010.

Additional Share Grant to Mr. Heil

Immediately prior to the Merger, the Compensation Committee and Board of Directors of SBI, in recognition of the importance of Mr. Heil to the ongoing success of the Company, awarded Mr. Heil a restricted stock award in the amount of 17,600 shares. Subject to Mr. Heil’s continued employment, one-third of the awarded shares vested on June 15, 2011, one-third of the awarded shares are scheduled to vest on June 15, 2012, and the final one-third of the awarded shares are scheduled to vest on June 15, 2013.

Other Compensation Matters

One-Time Cash Bonus Payment

In connection with SBI’s emergence from Chapter 11 of the Bankruptcy Code, SBI’s Board of Directors approved one-time cash payments to certain members of Company management, including Mr. Genito, Mr. Heil, and Mr. Lumley, in recognition of efforts exerted during the bankruptcy process above and beyond the normal management functions for those members of management. Mr. Lumley received $100,000, Mr. Genito received $200,000, and Mr. Heil received $100,000, in each case in September 2009.

Deferral and Post-Termination Rights

Retirement Benefits

The Company maintains a 401(k) plan for its employees, including the named executive officers.

Supplemental Executive Life Insurance Program

Each of Messrs. Genito, Heil, Lumley, and Polistina participates in a program instituted by the Company pursuant to which the Company on behalf of each participant makes an annual contribution on October 1 each year equal to 15% of such participant’s base salary as of that date into a company-owned executive life insurance policy for such participant. The investment options for each such policy are selected by the participant from among a limited number of alternatives provided by the insurance provider. Upon termination of a participant for any reason, ownership of the policy would transfer to the participant and no further contributions would be made by the Company.

Post-Termination Benefits

As described above, the Company has entered into agreements with all its current named executive officers which govern, among other things, post-termination benefits payable to such named executive officers should his employment with the Company terminate. A detailed description of the post-termination rights and benefits pursuant to each of the agreements described in this paragraph is set forth under the heading “Termination and Change in Control Provisions.”

Perquisites and Benefits

The Company provides certain limited perquisites and other special benefits to certain executives, including the named executive officers. Among these benefits are financial planning services, tax planning services, car allowances or leased car programs, executive medical exams and executive life and disability insurance.

Timing and Pricing of Stock-Based Grants

Traditionally, annual grants of restricted stock or RSUs to our named executive officers are made on the date or as soon as practical following the date on which such grants are approved by the Compensation Committee or, if the award dictates the achievement of a particular event prior to grant, as soon as practical after the achievement of such event. Under prior plans, for purposes of valuing all grant awards, the grant price was the average of the high and low price of a share on the grant date. For awards made under the 2012 Plan (defined below), the grant price is the closing sales price on the exchange on which the Company’s shares are listed on the grant date.

Tax Treatment of Certain Compensation

Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation paid to its executives who remain employed at the end of a fiscal year to the extent such compensation exceeds $1,000,000. This section also includes an exception for certain performance-based compensation awards. While the Compensation Committee believes that it is generally in the Company’s best interests to satisfy these deductibility requirements, it retains the right to authorize payments in excess of the deductibility limits if it believes it to be in the interests of the Company and its stockholders. The Company has had in the past, and may have in the future, instances where it has paid compensation to its executives that exceed the deductibility limits. For example, for Fiscal 2011, the compensation paid to Mr. Polistina by the Company included $3,051,528 in compensation that is not deductible pursuant to Section 162(m) of the Internal Revenue Code.

Tax Gross-Ups

The Company provides increases in payments to the named executive officers and other management personnel to cover personal income tax due as a result of imputed income in connection with the provision of the following perquisites: car allowance or company leased car, financial planning and tax planning and executive life and disability insurance, and Company required relocation. Beyond these tax gross-up payments, the Company does not make any other payment to the named executive officers to cover personal income taxes.

Governing Plans

On October 21, 2010, our Board of Directors approved the 2011 Omnibus Equity Award Plan (“2011 Plan”), subject to the approval of the stockholders at the 2011 Annual Meeting. The 2011 Plan was subsequently approved at the 2011 Annual Meeting. Prior to the stockholders’ approval of the 2011 Plan, the Company had two active equity award plans, the 2009 Spectrum Brands Holdings, Inc. Incentive Plan (the “2009 Plan”) and the Spectrum Brands Holdings, Inc. 2007 Omnibus Equity Award Plan (the “2007 RH Plan”). With the approval of the 2011 Plan, no further awards have been or will be made under the 2009 Plan or the 2007 RH Plan. Awards that were made before October 2010 under either of these prior plans continue to be governed by the terms of the 2009 Plan or 2007 RH Plan, as applicable. As of December 9, 2011, we have issued a total of 667,933 restricted shares and 1,762,587 restricted stock units under the 2011 Plan, the 2009 Plan, and the 2007 RH Plan, and have remaining authorization under the 2011 Plan to issue up to a total of 3,133,090 shares of our common stock, or options or restricted stock units exercisable for shares of common stock.

Clawback/Forfeiture and Recoupment Policy

Under the 2011 Plan, any equity award agreement granted may be cancelled by the Compensation Committee in its sole discretion, except as prohibited by applicable law, if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in activity, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in any award agreement that the participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to the Company, in each case except as prohibited by applicable law, if (a) the participant engages in any activity referred to in the preceding sentence, or (b) with respect to the 2009 Plan, the amount of any such gain was calculated based on the achievement of certain financial results that were subsequently reduced due to a restatement, and with respect to the 2011 Plan, any amount in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error). Additionally, pursuant to the 2011 Plan, awards are subject to claw-back, forfeiture or similar requirement to the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act). None of the equity awards granted under the 2009 Plan expressly included such provisions. All equity awards that have been granted under the 2011 Plan to date do include such provisions.

Stock Ownership Guidelines

The Company does not currently have established stock ownership guidelines for its members of management. The Compensation Committee recognizes the potential benefits of such guidelines and intends to review whether a formal policy should be implemented at the Company during Fiscal 2012. In that connection, the Compensation Committee plans to seek input from management, other members of the Board of Directors, and compensation consultants regarding best practices.

Executive Compensation Tables

The following tables and footnotes show the compensation earned for service in all capacities during Fiscal 2011, Fiscal 2010, and Fiscal 2009 for the Company for the named executive officers. The 2011 stock awards reflect the combined annual 2011 EIP awards and the Spectrum 500 awards, which is a grant covering a two-year performance period of Fiscal 2011 and 2012. For Fiscal 2012, each of the named executive officers received an EIP award at the same level as in 2011. There was no additional grant in 2012 in respect of the Spectrum 500 plan. The EIP grants and Spectrum 500 grants are performance-based equity programs, as discussed in greater detail above under “2011 EIP” and “Spectrum 500.”

Summary Compensation Table

Name and Principal Position(1)	Year	Salary $	Bonus(4) $	Stock Awards(5) $	Non-Equity Incentive Plan Compensation(6) $	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7) $	All Other Compensation(8) $	Total $
David R. Lumley(2)	2011	882,692	—	11,247,298	1,500,750	—	113,371	13,744,111
Chief Executive Officer and President—Global Batteries and President—Home and Garden	2010 2009	737,500 578,750	590,625 690,625	3,854,174 —	2,069,230 2,257,260	— 1,855	71,858 145,304	7,323,387 3,673,793

Anthony L. Genito	2011	416,827	—	5,758,971	616,250	—	1,110,097	7,902,145
Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2010 2009	425,000 369,792	375,000 575,000	2,569,444 —	1,269,156 1,488,281	— —	56,335 58,200	4,694,935 2,491,273

John A. Heil	2011	492,308	—	5,758,971	512,500	—	64,793	6,828,572
President—Global Pet Supplies	2010 2009	500,000 483,333	506,250 606,250	3,069,444 —	1,218,625 1,396,875	— 2,074	55,090 130,446	5,349,409 2,618,978

Terry L. Polistina(3) President—Global Appliances	2011 2010	492,308 145,308	— 2,000,000	5,758,971 —	211,859 —	— —	1,096,484 3,600	7,559,622 2,148,908

Nathan E. Fagre General Counsel and Secretary	2011	195,367	—	682,600	217,500	—	47,561	1,143,028

(1)	Titles included in this column are as of September 30, 2011.
(2)	For Mr. Lumley, his compensation increased when he was promoted to Chief Executive Officer during 2010. Mr. Lumley’s base compensation rate was $600,000 for the period of October 1, 2009 through April 15, 2010, and it was increased to $900,000 for April 16, 2010 through September 30, 2011.
(3)	For 2010, all compensation amounts reflected for Mr. Polistina include only those payments made by the Company to Mr. Polistina for his employment with the Company and, as such, amounts earned by Mr. Polistina prior to the date of the Merger in his capacity as an employee of Russell Hobbs, Inc. are not included.
(4)	For Fiscal 2010 and Fiscal 2009, this column reflects payments made in January 2010 and January 2009 to the named executive officers other than Mr. Polistina pursuant to retention agreements entered into with each of those officers. For additional information, please see the section entitled “Prior Retention Agreements.” For Fiscal 2009, this column also reflects one-time cash bonuses received by Mr. Lumley, Mr. Genito, and Mr. Heil, among other members of management, in connection with the Company’s emergence from Chapter 11 of the Bankruptcy Code. For additional information on this payment, please see the section entitled “One-Time Cash Bonus Payment.” For Fiscal 2009, this column additionally reflects amounts paid to Mr. Lumley, Mr. Genito, and Mr. Heil pursuant to the non-performance based supplement to the Cash LTIP for Fiscal 2008 instituted in November 2009.
(5)	For Fiscal 2011, this column reflects grants to the applicable named executive officer of performance-based restricted stock units under the 2011 EIP and the Spectrum 500 program, which is a two-year, performance-based incentive plan. In Fiscal 2010, all of the named executive officers, other than Mr. Fagre, received one or more restricted stock awards. All restricted stock awards made in Fiscal 2010 were time-based and were granted under the 2009 Spectrum Brands Inc. Incentive Plan. No named executive officer received a stock award in Fiscal 2009. Upon the Company’s emergence from Chapter 11 of the Bankruptcy Code and pursuant to the Company’s Plan of Reorganization, all existing equity securities of the Company as of August 28, 2009, including all shares underlying the amounts reflected in this column, were extinguished. This column reflects the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718. For a discussion of the relevant ASC 718 valuation assumptions, See Note 2, Significant Accounting Policies and Practices, of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for Fiscal 2011.
(6)

For Fiscal 2011, this column represents amounts earned under the Company’s 2011 MIP. For Fiscal 2010 and 2009, this column represents amounts earned under the Company’s Management Incentive Plan and Long Term Incentive Plan. For additional detail on the plan and the determination of the cash awards thereunder, please refer to the discussion under the heading “Management Incentive Plan,” under the heading “Long Term Incentive Plans Background,” and the table entitled “Grants of Plan-Based Awards” and its accompanying footnotes.
(7)	Amounts reflected represent the aggregate above-market increase of the actuarial value of the named executive’s benefit under the Company’s Supplemental Executive Retirement Plan. See Note 11, Employee Benefit Plans, of Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for Fiscal 2009 for additional information as to the assumptions used in the valuation of this plan.
(8)	Please see the following tables for the details of the amounts that comprise the All Other Compensation column.

All Other Compensation Table

Name	Financial Planning Services Provided to Executive $	Life Insurance Premiums Paid on Executive’s Behalf(1) $	Car Allowance/ Personal Use of Company Car(2) $	Tax Equalization Payments(3) $	Company Contribution to Executive’s Qualified Retirement Plan(4) $	Transactional Bonus(5) $	Vacation Payout(6) $	Retention Bonus(7) $	Relocation Bonus(8) $	Total
David R. Lumley	30,000	17,602	14,750	41,219	9,800	—	—	—	—	113,371
Anthony L. Genito	20,000	4,654	14,750	209,374	6,922	—	—	501,000	353,397	1,110,097
John A. Heil	20,000	13,594	16,200	10,222	4,777	—	—	—	—	64,793
Terry L. Polistina	20,000	—	1,800	7,192	9,800	1,000,000	57,692	—	—	1,096,484
Nathan E. Fagre	10,000	—	12,068	10,813	5,442	—	—	—	9,238	47,561

(1)	The amount represents the life insurance premium paid for the fiscal year. The Company provides life insurance coverage equal to three times base salary for each executive officer.
(2)	The Company sponsors a leased car and car allowance program. Under the leased car program, costs associated with using the vehicle are also provided. These include maintenance, insurance, and license and registration. Under the car allowance program, the executive receives a fixed monthly allowance. Mr. Lumley and Mr. Genito participated in the leased car program. Mr. Heil and Mr. Fagre received up to $1,500 per month for a car allowance, and Mr. Polistina received a $975 per month car allowance.
(3)	Includes tax gross-up payments for the financial benefits received for the following executive benefits and perquisites: financial planning, executive life insurance, and executive leased car program, as described under the heading “Tax Gross-Ups.”
(4)	Represents amounts contributed under the Company-sponsored 401(k) retirement plan.
(5)	Represents a cash payment to Mr. Polistina in connection with the Merger pursuant to a pre-Merger agreement between Russell Hobbs, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., and Global Opportunities Breakaway Ltd., which was paid by the Company to Mr. Polistina in December 2010.
(6)	Value represents payments made to Mr. Polistina equal to previously earned vacation time. As a result of the integration of paid time-off policies subsequent to the June 2010 Merger, all balances were paid out to employees as of December 31, 2010.
(7)	Represents a cash retention bonus payment to Mr. Genito pursuant to the terms of the Genito Retention Agreement upon the satisfaction of certain responsibilities. See “Genito Retention Agreement” above for a description of the conditions to the bonus payment. The retention bonus was paid to Mr. Genito on June 16, 2011. In addition, a supplemental one-time award valued at $1,000 was provided to Mr. Genito.
(8)	Represents relocation expenses paid to Messrs. Genito and Fagre in connection with the relocation of the Company’s corporate headquarters from Atlanta, Georgia to Madison, Wisconsin.

Grants of Plan-Based Awards

The following table and footnotes provide information with respect to equity grants made to the named executive officers during Fiscal 2011 as well as the range of future payouts under non-equity incentive plans for the named executive officers.

Grants of Plan-Based Awards Table

	Grant Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	Grant Date Fair Value of Stock and Option Awards $
Name			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
David R. Lumley	10/1/2010	(3)	517,500	1,035,000	2,587,500
	11/15/2010	(4)				86,800	173,600	173,600		4,998,812	(1)
	11/15/2010	(5)				36,167	216,999	216,999		6,248,484	(1)

Anthony L. Genito	10/1/2010	(3)	212,500	425,000	850,000
	11/15/2010	(4)				44,444	88,888	88,888		2,559,530	(1)
	11/15/2010	(5)				18,519	111,111	111,111		3,199,441	(1)
	11/15/2010	(6)							17,346	499,478	(2)

John A. Heil	10/1/2010	(3)	250,000	500,000	1,000,000
	11/15/2010	(4)				44,444	88,888	88,888		2,559,530	(1)
	11/15/2010	(5)				18,519	111,111	111,111		3,199,441	(1)

Terry L. Polistina	10/1/2010	(3)	187,500	375,000	750,000
	11/15/2010	(4)				44,444	88,888	88,888		2,559,530	(1)
	11/15/2010	(5)				18,519	111,111	111,111		3,199,441	(1)

Nathan E. Fagre	1/17/2011	(3)	75,000	150,000	300,000
	1/17/2011	(4)				5,000	10,000	10,000		341,300	(1)
	1/17/2011	(5)				2,500	10,000	10,000		341,300	(1)

(1)	Reflects the value at the grant date based upon the probable outcome of the relevant performance conditions at target. This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of any estimated forfeitures.
(2)	Reflects the average of the high and low price per share on the grant date, computed in accordance with ASC Topic 718.
(3)	Represents the threshold, target, and maximum payments under the Company’s Management Incentive Plan for Fiscal 2011. The actual amounts earned under the plan for Fiscal 2011 is disclosed in the “Summary Compensation Table” as part of the column entitled “Non-Equity Incentive Plan Compensation.”
(4)	Represents the threshold, target, and maximum payouts, denominted in the number of shares of stock, in respect of performance-based restricted stock units granted under the Company’s 2011 EIP. See “Compensation Discussion and Analysis—2011 EIP” for a discussion of the performance measures applicable to the grants.
(5)	Represents the threshold, target, and maximum payouts, denominated in the number of shares of stock, in respect of performance-based restricted stock units granted under the Spectrum 500. See “Compensation Discussion and Analysis—Spectrum 500” for a discussion of the performance measures applicable to the grants.
(6)	Represents a one-time grant of restricted stock under Mr. Genito’s Retention Agreement as a relocation bonus in connection with the relocation of his principal place of employment to Madison, Wisconsin.

We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this proxy statement as well as the corresponding footnotes to the tables for material factors necessary for an understanding of the compensation detailed in the above two tables.

Outstanding Equity Awards at Fiscal Year End

The following table and footnotes set forth information regarding outstanding restricted stock and restricted stock unit awards as of September 30, 2011 for the named executive officers. The market value of shares that have not vested was determined by multiplying $23.62, the closing market price of the Company’s stock on September 30, 2011, by the number of shares.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested(1) #	Market Value of Shares or Units of Stock That Have Not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested $
David R. Lumley	41,667	984,175	390,599	(2)	9,225,948

Anthony L. Genito	39,354	929,541	199,999	(3)	4,723,976

John A. Heil	39,511	933,250	199,999	(4)	4,723,976

Terry L. Polistina	—	—	199,999	(5)	4,723,976

Nathan E. Fagre	—	—	20,000	(6)	472,400

(1)	Represents time-based restricted stock units granted to the applicable named executive officer pursuant to the 2009 Plan.
(2)	Represents 173,600 performance-based restricted stock units granted to Mr. Lumley pursuant to the Company’s 2011 EIP, and 216,999 performance-based restricted stock units granted pursuant to the Spectrum 500.
(3)	Represents 88,888 performance-based restricted stock units granted to Mr. Genito pursuant to the Company’s 2011 EIP, and 111,111 performance-based restricted stock units granted pursuant to the Spectrum 500.
(4)	Represents 88,888 performance-based restricted stock units granted to Mr. Heil pursuant to the Company’s 2011 EIP, and 111,111 performance-based restricted stock units granted pursuant to the Spectrum 500.
(5)	Represents 88,888 performance-based restricted stock units granted to Mr. Polistina pursuant to the Company’s 2011 EIP, and 111,111 performance-based restricted stock units granted pursuant to the Spectrum 500.
(6)	Represents 10,000 performance-based restricted stock units granted to Mr. Fagre pursuant to the Company’s 2011 EIP, and 10,000 performance-based restricted stock units granted pursuant to the Spectrum 500.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock vesting during Fiscal 2011 for the named executive officers. No options were outstanding during Fiscal 2011.

Option Exercises and Stock Vested Information

	Stock Awards
Name	Number of Shares Acquired on Vesting #	Value Realized On Vesting(1) $
David R. Lumley	72,525	1,985,009
Anthony L. Genito	50,508	1,382,404
John A. Heil	54,521	1,509,448
Terry L. Polistina	71,453	2,295,785
Nathan E. Fagre	—	—

(1)	This column reflects the closing price per share of the Company’s common stock on the vesting date of October 1, 2010.

Pension Benefits

None of our named executive officers participated in any Company pension plans during or as of the end of Fiscal 2011.

Non-Qualified Deferred Compensation

None of our named executive officers participated in any Company non-qualified deferred compensation programs during or as of the end of Fiscal 2011.

Termination and Change in Control Provisions

Awards under the Company’s Incentive Plans

Awards under the 2009 Plan. Mr. Lumley, Mr. Genito and Mr. Heil have received and currently hold restricted stock awards under the 2009 Plan, which were issued under SBI’s 2010 Equity LTIP incentive program. The 2009 Plan contains provisions triggered by a change in control of the Company. Messrs. Lumley, Genito and Heil waived their rights to assert that the Merger would result in a change of control. For purposes of these incentive plans, change in control generally means the occurrence of any of the following events:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding securities, excluding from this provision the Harbinger Master Fund, the Harbinger Special Situations Fund, Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund V, L.P., Avenue Special Situations Fund IV, L.P., Avenue-CDP Global Opportunities Fund, L.P. or D. E. Shaw Laminar Portfolios, L.L.C. and each of their respective subsidiaries and Affiliates (each, a “Designated Holder”) and any individual, entity or group who becomes such a beneficial owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii)	individuals who constituted the Board of Directors at the effective time of either of the plans and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of the Board;

(iii)	consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)	approval by the stockholders of the Company of either a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

In general, in the event a change in control occurs, and within one year following the change in control, the employment or service of an award holder terminates without “cause” (as defined in the 2009 Plan), then the following shall apply:

(i)	all stock options and stock appreciation rights outstanding as of the date the change in control occurs will become immediately exercisable;

(ii)	the restrictions and other conditions applicable to any restricted stock or other stock-based awards which are not performance-based, including vesting requirements, will lapse; and

(iii)	any performance-based awards will be paid on a pro-rata basis based on actual performance during the applicable performance cycle up to the effective date of the termination of employment or service.

Awards under the 2011 Plan. During Fiscal 2011, each current named executive officer received and currently holds RSU awards under the 2011 Plan made pursuant to the Company’s 2011 EIP and Spectrum 500 incentive programs. As described above, each of the continuing named executive officers are also participants in the 2011 MIP. Each of these incentive programs are governed by the 2011 Plan and, as such, contain provisions triggered by a change in control of the Company. For purposes of these incentive plans, change in control generally means the occurrence of any of the following events:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)	individuals who constituted the Board of Directors at the effective time of the plan and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of the Board;

(iii)

consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)	approval by the stockholders of the Company of either a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Provided that, in each case, it shall not be a Change in Control if, immediately following the occurrence of the event described above (i) the record holders of the common stock of the Company immediately prior to the event continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following the event, or (ii) the Harbinger Master Fund, the Harbinger Special Situations Fund, Harbinger Group Inc. (“HRG”), and their respective affiliates and subsidiaries beneficially own, directly or indirectly, more than 50% of the combined voting power of the Company or any successor.

In general, in the event a change in control occurs, the Board of Directors may, in its sole discretion, provide that, with respect to any particular outstanding awards:

(i)	all stock options and stock appreciation rights outstanding as of immediately prior to the change in control will become immediately exercisable;

(ii)	the restricted period shall expire immediately prior to the change in control with respect to up to 100 percent of the then-outstanding shares of restricted stock or RSUs (including, without limitation, a waiver of any applicable performance goals);

(iii)	all incomplete performance periods in effect on the date the change in control occurs shall end on that date, and the Compensation Committee may (i) determine the extent to which performance goals with respect to each such performance period have been met based on such audited or unaudited financial information or other information then available it deems relevant and (ii) cause the participant to receive partial or full payment of awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of such performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee; and

(iv)	any awards previously deferred shall be settled as soon as practicable.

Executive-Specific Provisions

As discussed under the heading “Employment Agreements,” each of the continuing executive officers are parties to continuing employment or other written agreements with the Company that govern various aspects of the employment relationship, including the rights and obligations of the parties upon termination of that employment relationship. Set forth below is a brief description of the provisions of those agreements with respect to a termination of employment and/or in the event of a change in control.

David R. Lumley

The Lumley Employment Agreement contains the following provisions applicable upon the termination of Mr. Lumley’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that the Mr. Lumley is terminated for “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Lumley’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Lumley is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Lumley would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon such termination of employment, the Company would pay to the executive accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Lumley with the Company is terminated by the Company without “cause,” by Mr. Lumley for “good reason,” or due to Mr. Lumley’s death or disability, Mr. Lumley would be entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 60 days following his termination date. In such event the Company will:

•

pay Mr. Lumley an amount equal to two times the sum of (i) Mr. Lumley’s base salary in effect immediately prior to his termination, and (ii) Mr. Lumley’s target annual bonus in respect of the fiscal year ending immediately prior to the fiscal year in which the executive was terminated, such amount to be paid ratably over the 24-month period commencing on the 60th day following the executive’s termination;

•	pay Mr. Lumley $25,000 on the first anniversary of his termination date;

•

pay Mr. Lumley the pro rata portion (based on number of weeks worked) of the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year; and

•

for the 24-month period immediately following such termination, arrange to provide Mr. Lumley and his dependents with insurance and other benefits generally made available from time to time by the Company to its senior executives, on a basis substantially similar to those provided to Mr. Lumley and his dependents by the Company immediately prior to the date of termination at no greater cost to the executive or the Company than the cost to Mr. Lumley and the Company immediately prior to such date.

For Mr. Lumley, “good reason” is defined, in general, subject to notification and Company cure rights, as the occurrence of any of the following events without such executive’s consent:

•	any reduction in his annual base salary or target annual bonus opportunity then in effect;

•

the required relocation of Mr. Lumley’s place of principal employment to an office more than 75 miles, from Mr. Lumley’s current office, or the requirement by the Company that the executive be based at an office other than the such executive’s current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Lumley’s responsibilities, authorities, powers, functions, or duties; or

•	a breach by the Company of any of its other material obligations under the Lumley Employment Agreement.

For Mr. Lumley, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Lumley of any deliberate and premeditated act taken in bad faith against the interests of the Company which causes, or is reasonably anticipated to cause, material harm to the Company or its reputation; (ii) Mr. Lumley has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company that causes, or is reasonably anticipated to cause, material harm to the Company; (iii) the habitual drug addiction of Mr. Lumley, or habitual intoxication of Mr. Lumley, which negatively impacts his job performance, or Mr. Lumley’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Lumley to perform his duties or follow the direction of the Board of Directors; or (v) Mr. Lumley materially breaches any of the terms of the Lumley Employment Agreement or any other material written agreement between Mr. Lumley and the Company.

All of the benefits detailed above would cease immediately upon the discovery by the Company of Mr. Lumley’s breach of the employment agreement provisions titled “agreement not to compete” and “secret processes and confidentiality.” The Lumley Employment Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Lumley’s termination and confidentiality provisions that extend for seven years following Mr. Lumley’s termination.

Anthony L. Genito

The Genito Employment Agreement contains the following provisions applicable upon the termination of Mr. Genito’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Genito is terminated for “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Genito’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Genito is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Genito would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Genito accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Genito with the Company is terminated by the Company without “cause,” by Mr. Genito for “good reason,” or due to Mr. Genito’s death or disability, or by virtue of a non-renewal of the employment agreement, Mr. Genito is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company will:

•

pay Mr. Genito two times the sum of Mr. Genito’s (i) base salary in effect immediately prior to his termination, and (ii) target annual bonus award for the fiscal year immediately preceding the fiscal year in which such termination occurs ratably over the 24-month period immediately following his termination;

•

pay Mr. Genito the pro rata portion of the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year, but no later than December 31 immediately following the end of the fiscal year in which such termination occurs; and

•

for the 24-month period immediately following such termination arrange to provide Mr. Genito and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Genito and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Genito or the Company than the cost to Mr. Genito and the Company immediately prior to such date.

Change in Control. Under the Genito Employment Agreement, Mr. Genito may elect to terminate his employment within 60 days following a change in control (as defined under the 2011 Plan). Such termination by

Mr. Genito will be treated as a termination by the Company without “cause,” and Mr. Genito would be entitled to the benefits described above within “Termination without Cause or for Good Reason, Death or Disability.” The Company may require that Mr. Genito remain employed by the Company for up to a maximum of 6 months following the change in control.

For Mr. Genito, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Usage of Employment Agreements,” as, the occurrence of any of the following events without Mr. Genito’s consent:

•	any material reduction in Mr. Genito’s annual base salary;

•

the required relocation of Mr. Genito’s place of principal employment to an office more than 50 miles, from Mr. Genito’s current office, or the requirement by the Company that Mr. Genito be based at an office other than the his current office on an extended basis;

•

a substantial diminution or other substantive adverse change in the nature or scope of Mr. Genito’s responsibilities, authorities, powers, functions, or duties, provided that the Company may replace Mr. Genito as Chief Accounting Officer of the Company without implicating this subsection;

•	a breach by the Company of any of its other material obligations under the Genito Employment Agreement; or

•	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Genito Employment Agreement.

For Mr. Genito, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Genito of any deliberate and premeditated act taken by Mr. Genito in bad faith against the interests of the Company; (ii) Mr. Genito has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Genito which negatively impacts his job performance or Mr. Genito’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Genito to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer; or (v) Mr. Genito materially breaches any of the terms of the Genito Employment Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Genito’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in his employment agreement. The Genito Employment Agreement includes non-competition and non-solicitation provisions that extend for one year following Mr. Genito’s termination and confidentiality provisions that extend for two years following Mr. Genito’s termination.

John A. Heil

The Heil Employment Agreement contains the following provisions applicable upon the termination of Mr. Heil’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that the Mr. Heil is terminated for “cause” or terminates his employment voluntarily, other than for “good reason” (each, as defined below), Mr. Heil’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Heil is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Heil would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Heil accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Heil with the Company is terminated by the Company without “cause,” by Mr. Heil for “good reason” or due to Mr. Heil’s death or disability, or by virtue of a non-renewal of the employment agreement, Mr. Heil is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company will:

•

pay Mr. Heil an amount in cash equal to two times the sum of (i) Mr. Heil’s base salary in effect immediately prior to Mr. Heil’s termination, and (ii) the annual bonus (if any) earned by the executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which Mr. Heil was terminated ratably over the 24-month period immediately following Mr. Heil’s termination (the “Heil Cash Severance”);

•

pay Mr. Heil the pro rata portion (based on number of weeks worked) of the annual bonus (if any) earned by Mr. Heil pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year; and

•

for the 24-month period immediately following such termination, arrange to provide Mr. Heil and his dependents with the insurance and other benefits generally made available from time to time by the Company to its executive officers who report to the Chief Executive Officer, on a basis substantially similar to those provided to Mr. Heil and his or her dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Heil or the Company than the cost to Mr. Heil and the Company immediately prior to such date.

Good reason is defined, in general, subject to notification and cure rights as discussed above under the heading “Usage of Employment Agreements,” as the occurrence of any of the following events without Mr. Heil’s consent:

•	any reduction in Mr. Heil’s annual base salary or MIP target level;

•

the required relocation of Mr. Heil’s place of principal employment to an office more than 40 miles from Mr. Heil’s current office, or the requirement by the Company that Mr. Heil be based at an office other than Mr. Heil’s current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Heil’s responsibilities, authorities, powers, functions or duties;

•	a breach by the Company of any of its other material obligations under the Heil Employment Agreement, if not cured within thirty (30) days after written notice of such breach;

•	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Heil Employment Agreement; or

•	as more fully described below, the sale of the Global Pet Supplies business segment.

For Mr. Heil, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Heil of any deliberate and premeditated act taken by Mr. Heil in bad faith against the interests of the Company; (ii) Mr. Heil has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Heil which negatively impacts his job performance or Mr. Heil’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Heil to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer; or (v) Mr. Heil materially breaches any of the terms of the Heil Employment Agreement.

As described above, one event of “good reason” for Mr. Heil is deemed to occur upon the sale of Global Pet Supplies. However, the right of Mr. Heil to terminate his employment as a result of such a sale is contingent upon Mr. Heil electing to exercise that right during the 60 day period preceding the one year anniversary of the closing of the sale with the termination of employment to be effective on the one year anniversary date of such closing and that as a further condition Mr. Heil will have remained employed by the acquirer of the business segment during the full one year period following such closing date. During such one-year period, Mr. Heil would be guaranteed an annual bonus of 100% of his target bonus amount. Unless Mr. Heil is terminated at the time of such sale, the Company is obligated to deposit in escrow on the closing date of the sale an amount equal to double the sum of (i) Mr. Heil’s annual base salary, and (ii) the target MIP award amount Mr. Heil would be eligible to receive if the Company met 100% of the applicable performance goals established by the Board of Directors or, if higher, the amount of the MIP award made to Mr. Heil for the fiscal year ending immediately prior to the closing of such sale. If Mr. Heil’s employment is terminated without “cause” or by reason of death or disability following the closing date of the sale but before the first anniversary of the closing date of the sale or upon Mr. Heil’s proper election to terminate his employment for “good reason,” then the escrow agent will pay out the escrowed amount to Mr. Heil over 24 months in lieu of the Heil Cash Severance. Mr. Heil would then also be entitled to receive those benefits described above under “Termination of Mr. Heil without Cause, or for Good Reason, Death or Disability” other than the Heil Cash Severance.

The above benefits will cease immediately upon the discovery by the Company of Mr. Heil’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in the Heil Employment Agreement. The Heil Employment Agreements includes non-competition and non-solicitation provisions that extend for one year following Mr. Heil’s termination and confidentiality provisions that extend for two years following Mr. Heil’s termination.

Terry L. Polistina

The Polistina Employment Agreement contains the following provisions applicable upon the termination of Mr. Polistina’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that the Mr. Polistina is terminated for “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Polistina’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Polistina is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Polistina would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Polistina accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Polistina with the Company is terminated by the Company without “cause,” by Mr. Polistina for “good reason,” or due to Mr. Polistina’s death or disability, Mr. Polistina is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 30 days following his termination date. In such event the Company will:

•

pay Mr. Polistina an amount in cash equal to two times the sum of (i) Mr. Polistina’s base salary in effect immediately prior to Mr. Polistina’s termination, and (ii) the annual bonus (if any) earned by Mr. Polistina pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which Mr. Polistina was terminated ratably over the 24-month period immediately following Mr. Polistina’s termination;

•

pay Mr. Polistina the pro rata portion (based on number of weeks worked) of the annual bonus (if any) earned by Mr. Polistina pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year; and

•

for the 24-month period immediately following such termination, arrange to provide Mr. Polistina and his dependents with the insurance and other benefits generally made available from time to time by the Company to its executive officers, on a basis substantially similar to those provided to Mr. Polistina and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Polistina or the Company than the cost to Mr. Polistina and the Company immediately prior to such date.

For Mr. Polistina, “good reason” is defined, in general, subject to notification and Company cure rights as discussed above under the heading “Usage of Employment Agreements,” as the occurrence of any of the following events without Mr. Polistina’s consent:

•	any reduction in Mr. Polistina’s annual base salary or target annual bonus opportunity;

•

the required relocation of Mr. Polistina’s place of principal employment to an office more than 75 miles from Mr. Polistina’s current office, or the requirement by the Company that Mr. Polistina, without Mr. Polistina’s consent, be based at an office other than Mr. Polistina’s current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Polistina’s responsibilities, authorities, powers, functions or duties;

•	a breach by the Company of any of its other material obligations under the Polistina Employment Agreement; or

•	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Polistina Employment Agreement.

For Mr. Polistina, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Polistina of any deliberate and premeditated act taken by Mr. Polistina in bad faith against the interests of the Company; (ii) Mr. Polistina has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Polistina which negatively impacts his job performance or Mr. Polistina’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Polistina to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer or the Board of Directors; or (v) Mr. Polistina materially breaches any of the terms of the Polistina Employment Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Polistina’s breach of the agreement not to compete and secret processes and confidentiality provisions included in the Polistina Employment Agreement. The Polistina Employment Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Polistina’s termination and confidentiality provisions that extend for seven years following Mr. Polistina’s termination.

Nathan E. Fagre

The Fagre Severance Agreement contains the following provisions applicable upon the termination of Mr. Fagre’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive. In the event that Mr. Fagre is terminated for “cause” or terminates his employment voluntarily, Mr. Fagre’s salary and other benefits provided under his severance agreement cease at the time of such termination and Mr. Fagre is entitled to no further compensation under his severance agreement. Notwithstanding this, Mr. Fagre would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Fagre accrued pay and benefits.

Termination without Cause or for Death or Disability. If the employment of Mr. Fagre with the Company is terminated by the Company without “cause” or due to Mr. Fagre’s death or disability, Mr. Fagre is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 30 days following his termination date. In such event the Company will:

•

if such termination occurs before January 31, 2012, pay Mr. Fagre an amount in cash equal to three-fourths of his base salary in effect immediately prior to Mr. Fagre’s termination; and if such termination occurs on or subsequent to January 31, 2012, an amount in cash equal to one times his base salary in effect immediately prior to Mr. Fagre’s termination; and

•

if such termination occurs before January 31, 2012, then for the nine month period following such termination, arrange to provide Mr. Fagre and his dependents with the insurance and other benefits generally made available from time to time by the Company to its senior management, on a basis substantially similar to those provided to Mr. Fagre and his dependents immediately prior to the date of termination.

For Mr. Fagre, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Fagre of any deliberate and premeditated act taken by Mr. Fagre in bad faith against the interests of the Company; (ii) Mr. Fagre has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty, or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Fagre which negatively impacts his job performance or Mr. Fagre’s failure of a Company-required drug test; (iv) the willful failure or refusal of Mr. Fagre to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer or the Board of Directors; or (v) Mr. Fagre materially breaches any of the terms of the Fagre Severance Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Fagre’s breach of the agreement not to compete and secret processes and confidentiality provisions included in the Fagre Severance Agreement. The Fagre Severance Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Fagre’s termination and confidentiality provisions that extend for seven years following Mr. Fagre’s termination.

Table of Amounts Payable Upon Termination or Change in Control

The following tables set forth the amounts that would have been payable at September 30, 2011 to each of the named executive officers under the various scenarios for termination of employment or a change-in-control of the Company had such scenarios occurred on September 30, 2011.

David R. Lumley

	Termination Scenarios
Component	Voluntary/ For Cause $	Good Reason $	Without Cause $	Death $	Disability $	Change in Control (CIC & Exec Team) $
Cash Severance(1)	—	3,600,000	3,600,000	3,600,000	3,600,000	3,600,000
Additional Award(2)	—	25,000	25,000	25,000	25,000	25,000
Equity Awards (Intrinsic Value)(3)
Unvested restricted stock(4)	—	5,084,601	5,084,601	984,169	984,169	5,084,601
Other Benefits
Health and Welfare(5)	—	25,056	25,056	25,056	25,056	25,056
Leased Vehicle(6)	—	31,228	31,228	31,228	31,228	31,228
Tax Gross-Up(7)	—	—	—	—	—	—
Total	—	8,765,885	8,765,885	4,665,453	4,665,453	8,765,885

(1)	Reflects cash severance payment of 2x the sum of the executive’s current base salary and the target 2010 fiscal year bonus. Payments will be made in monthly installments over a period of 24 months.
(2)	Amount reflects an additional cash payment that will be made on the first anniversary of the termination date.
(3)	All equity valued using a $23.62 stock price which is the Company’s closing stock price on September 30, 2011.
(4)	The award granted in 2009 was not fully vested until October 1, 2011, and therefore the unvested portion as of September 30, 2011 has been included above for a termination for good reason, without cause, death, disability, or change in control per the award agreement. Upon a termination for good reason, without cause, or change in control, the EIP award granted in 2010 immediately vests. Upon a voluntary termination, termination for cause, death, or disability, the award is forfeited. The Spectrum 500 award is forfeited for any termination event prior to the end of the performance period (September 30, 2012).

(5)	Reflects 24 months of insurance and other benefits continuation for the executive and his dependents.
(6)	Reflects 12 months of car allowance continuation.
(7)	The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to Section 280G under the Internal Revenue Code. The Company does not provide any tax gross-up payment to cover excise taxes.

Anthony L. Genito

	Termination Scenarios
Component	Voluntary/ For Cause $	Good Reason $	Without Cause $	Death $	Disability $	Change in Control (CIC & Exec Team) $
Cash Severance(1)	—	1,700,000	1,700,000	1,700,000	1,700,000	1,700,000
Equity Awards (Intrinsic Value)(2)
Unvested restricted stock(3)	—	2,755,645	2,755,645	656,110	656,110	3,029,070
Other Benefits
Health and Welfare(4)	—	25,056	25,056	25,056	25,056	25,056
Leased Vehicle(5)	—	26,827	26,827	26,827	26,827	26,827
Tax Gross-Up(6)	—	—	—	—	—	—
Total	—	4,507,528	4,507,528	2,407,993	2,407,993	4,780,953

(1)	Reflects cash severance payment of 2x the sum of the executive’s current base salary and the target 2010 fiscal year bonus. Payments will be made in monthly installments over a period of 24 months.
(2)	All equity valued using a $23.62 stock price which is the Company’s closing stock price on September 30, 2011.
(3)	The award granted in 2009 was not fully vested until October 1, 2011, and therefore the unvested portion as of September 30, 2011 has been included above for a termination for good reason, without cause, death, disability, or change in control per the award agreement. Upon a termination for good reason, without cause, or change in control, the EIP award granted in 2010 immediately vests. Upon a voluntary termination, termination for cause, death, or disability, the award is forfeited. The one-time award granted on November 15, 2010 vests upon a change in control, otherwise it is forfeited upon termination. The Spectrum 500 award is forfeited for any termination event prior to the end of the performance period (September 30, 2012).
(4)	Reflects 24 months of insurance and other benefits continuation for the executive and his dependents.
(5)	Reflects 12 months of car allowance continuation.
(6)	The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to Section 280G under the Internal Revenue Code. The Company does not provide any tax gross-up payment to cover excise taxes.

John A. Heil

	Termination Scenarios
Component	Voluntary/ For Cause $	Good Reason (1yr. Upon Sale of Pet) $	Good Reason (No Sale of Pet) $	Without Cause $	Death $	Disability $	Change in Control(6) (1yr. Upon Sale of Pet) $	Change in Control(7) (No Sale of Pet) $
Cash Severance(1)	—	2,430,000	2,430,000	2,430,000	2,430,000	2,430,000	2,430,000	2,430,000
Equity Awards (Intrinsic Value)(2)
Unvested restricted stock(3)	—	3,032,786	3,032,786	3,032,786	933,252	933,252	3,032,786	3,032,786
Other Benefits
Health and Welfare(4)	—	23,248	23,248	23,248	23,248	23,248	23,248	23,248
Tax Gross-Up(5)	—	—		—	—	—	—
Total	—	5,486,034	5,486,034	5,486,034	3,386,500	3,386,500	5,486,034	5,486,034

(1)	Reflects cash severance payment of 2x the sum of the executive’s current base salary and the actual 2010 fiscal year bonus (except in the case of termination for good reason or change in control in relation to the sale of the Pet business and provided that the executive continues employment for one year following such sale, the maximum of actual 2010 fiscal year bonus or target bonus amount the executive would be eligible to receive if the Company met 100% of the applicable performance goals in the fiscal year of such sale is used). Payments will be made in monthly installments over a period of 24 months.
(2)	All equity valued using a $23.62 stock price which is the Company’s closing stock price on September 30, 2011.
(3)	The award granted in 2009 was not fully vested until October 1, 2011, and therefore the unvested portion as of September 30, 2011 has been included above for a termination for good reason, without cause, death, disability, or change in control. The one-time award granted June 14, 2010 will continue to vest as per the terms of the agreement for a termination for good reason, without cause, death, or disability and will immediately vest upon a change in control. Upon a termination for good reason, without cause, or change in control, the EIP award granted in 2010 immediately vests. Upon a voluntary termination, termination for cause, death, or disability, the award is forfeited. The Spectrum 500 award is forfeited for any termination event prior to the end of the performance period (September 30, 2012).
(4)	Reflects 24 months of insurance and other benefits continuation for the executive and his dependents.
(5)	The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to Section 280G under the Internal Revenue Code. The company does not provide any tax gross-up payment to cover excise taxes.
(6)	This termination scenario assumes the executive separates from service one year following the sale of the business unit subsequent to a change in control.
(7)	This termination scenario assumes the executive separates from service immediately following a change in control. The sale of the business unit is irrelevant in the severance payment calculations under this scenario.

Terry L. Polistina

	Termination Scenarios
Component	Voluntary/ For Cause $	Good Reason $	Without Cause $	Death $	Disability $	Change in Control (CIC & Exec Team) $
Cash Severance(1)	—	1,392,118	1,392,118	1,392,118	1,392,118	1,392,118
Equity Awards (Intrinsic Value)(2)
Unvested restricted stock(3)	—	2,099,535	2,099,535	—	—	2,099,535
Other Benefits
Health and Welfare(4)	—	27,960	27,960	27,960	27,960	27,960
Leased Vehicle(5)	—	18,695	18,695	18,695	18,695	18,695
Tax Gross-Up(6)	—	—	—	—	—	—
Total	—	3,538,308	3,538,308	1,438,773	1,438,773	3,538,308

(1)	Reflects cash severance payment of 2x the sum of the executive’s current base salary and the actual 2010 fiscal year bonus. Payments will be made in monthly installments over a period of 24 months.
(2)	All equity valued using a $23.62 stock price which is the Company’s closing stock price on September 30, 2011.
(3)	Upon a termination for good reason, without cause, or change in control, the EIP award granted in 2010 immediately vests. Upon a voluntary termination, termination for cause, death, or disability, the award is forfeited. The Spectrum 500 award is forfeited for any termination event prior to the end of the performance period (September 30, 2012).
(4)	Reflects 24 months of insurance and other benefits continuation for the executive and his dependents.
(5)	Reflects 12 months of car allowance continuation.
(6)	The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to Section 280G under the Internal Revenue Code. The company does not provide any tax gross-up payment to cover excise taxes.

Nathan E. Fagre

Component	Voluntary/ For Cause $	Without Cause $	Death $	Disability $	Change in Control (CIC & Exec Team) $
Cash Severance(1)	—	225,000	225,000	225,000	225,000
Equity Awards (Intrinsic Value)(2)
Unvested restricted stock(3)	—	236,200	—	—	236,200
Other Benefits
Health and Welfare(4)	—	10,485	10,485	10,485	10,485
Tax Gross-Up(5)	—	—	—	—	—
Total	—	471,685	235,485	235,485	471,685

(1)	Reflects cash severance payment of 9 months of the executive’s current base salary, per guidance from management. Payments will be made in semi-monthly installments over 9 months.
(2)	All equity valued using a $23.62 stock price which is the Company’s closing stock price on September 30, 2011.
(3)	Upon a termination without cause or change in control, the EIP award granted in 2010 immediately vests. Upon a voluntary termination, termination for cause, death, or disability, the award is forfeited. The Spectrum 500 award is forfeited for any termination event prior to the end of the performance period (September 30, 2012).
(4)	Reflects 9 months of insurance and other benefits continuation for the executive and his dependents.
(5)	The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to Section 280G under the Internal Revenue Code. The company does not provide any tax gross-up payment to cover excise taxes.

Director Compensation Table

The Compensation Committee is responsible for approving, subject to review by the Board of Directors as a whole, compensation programs for our non-employee directors. In that function, the Compensation Committee considers market data regarding director compensation and evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole.

Prior to the Merger, the Compensation Committee of SBI had established a compensation program for our non-employee directors, which was maintained through the date of the Merger. Non-employee directors (which, until the time of the Merger, included Mr. Polistina) received an annual cash retainer of $70,000 and an annual stock grant equal to that number of shares with a value on the date of grant of $70,000. Restricted shares with respect to Fiscal 2010 were granted on October 2009 and vested on October 1, 2010. Directors who were employees of SBI receive no additional compensation for their services as directors of SBI.

Following the Merger in June 2010, the Compensation Committee elected to adopt the compensation program for non-employee directors followed by SBI, except that, in addition to the amounts reflected above, the Chair of the Audit Committee would receive an additional annual cash retainer of $20,000 and the Chairs of the Nominating and Corporate Governance Committee and the Compensation Committee would each receive an additional annual cash retainer of $10,000 each. For Fiscal 2011, the grants of restricted stock units were made in November 2010 and vested on October 1, 2011. For Fiscal 2012, the grants of restricted stock were made in November 2011 and will vest on September 30, 2012.

David M. Maura and Omar M. Asali, directors who are also employees of the Harbinger Parties, have elected not to accept compensation for service as directors. Directors who are employees of the Company, which includes David R. Lumley and Terry L. Polistina, receive no additional compensation for their service as directors of the Company.

The table set forth below, together with its footnotes, provides information regarding compensation paid to the Company’s directors for Fiscal 2011. Directors who received no compensation as a director during Fiscal 2011 are omitted from the table.

Name(1)	Fees Earned or Paid in Cash $	Stock Awards $(2)	All Other Compensation $(3)	Total $
Kenneth C. Ambrecht	80,000	70,000	3,718	153,718
Eugene I. Davis	90,000	70,000	293	160,293
Virginia A. Kamsky	70,000	70,000	768	140,768
Marc S. Kirschner	70,000	70,000	359	140,359
Norman S. Matthews	80,000	70,000	1,184	151,184
Hugh R. Rovit	70,000	70,000	1,556	141,556

(1)	This column reflects only directors who received compensation during Fiscal 2011. Note that David M. Maura, David R. Lumley, Terry L. Polistina, and Omar M. Asali are current directors not reflected in this chart. Information about the compensation paid to Terry L. Polistina for his service on the board of directors prior to the Merger in June 2010 is included above in the Summary Compensation Table.
(2)	This column reflects the aggregate grant date fair value of the awards in accordance with ASC 718, granted on November 16, 2010. Each director had 2,521 shares of unvested restricted stock outstanding on September 30, 2011.
(3)	Amounts in this column represent reimbursements for travel expenses to attend board of directors meetings.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is comprised of Kenneth C. Ambrecht, Eugene I. Davis, and David M. Maura. No member of our Compensation Committee is currently or has been, at any time since our formation, one of our officers or employees. None of our executive officers serves a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 21, 2011, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock (each, a “5% Stockholder”);

•	our named executive officers serving as of December 29, 2011;

•	each of our directors serving as of December 29, 2011; and

•	all directors and executive officers serving as of December 29, 2011 as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 52,184,241 shares of Common Stock issued and outstanding as of the close of business on December 21, 2011. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to restricted stock units held by that person that are currently expected to vest within 60 days of December 21, 2011, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands Holdings, Inc., 601 Rayovac Drive, Madison, Wisconsin 53711.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Harbinger Group, Inc. 450 Park Avenue, 27th Floor New York, NY 10022	28,001,347	(1)	53.2%

D.E. Shaw Laminar Portfolios, L.L.C. 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	3,012,766	(2)	5.8%

FMR LLC 82 Devonshire Street Boston, MA 02109	5,619,452	(3)	10.8%

Directors and Named Executive Officers of Spectrum Serving at December 29, 2011
David R. Lumley	251,426	(4)	*
Anthony L. Genito	166,893	(5)	*
John A. Heil	169,937	(6)	*
Terry L. Polistina	187,444	(7)	*
Nathan E. Fagre	3,290		*
Kenneth C. Ambrecht	8,469	(8)	*
Eugene I. Davis	8,469	(9)	*
Virginia A. Kamsky	5,452	(10)	*
Marc S. Kirschner	13,469	(11)	*
Norman S. Matthews	20,469	(12)	*
David M. Maura	20,000		*
Hugh R. Rovit	9,969	(13)	*
Omar M. Asali	—		*
All current directors and named executive officers of Spectrum as a group (13 persons)	865,287		1.7%
Total	37,498,852		71.9%

*	Indicates less than 1% of the total number of outstanding shares of the Company’s Common Stock.

(1)	Based on information set forth in a Form 4 that was filed by Harbinger Group, Inc. (“HRG”) with the SEC as of December 21, 2011, HRG is the beneficial owner of 27,798,158 shares of Common Stock. Based on information set forth in Form 4s that were filed by the Harbinger Reporting Persons (as defined below) with the SEC, as of December 21, 2011 the Harbinger Reporting Persons may be deemed the beneficial owners of 203,189 shares of Common Stock. The Harbinger Parties (defined below) own approximately 93.3% of the outstanding shares of common stock of HRG (excluding the shares of HRG common stock issuable upon the conversion of HRG’s preferred stock). The “Harbinger Parties” include Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”); Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Fund”); and Global Opportunities Breakaway Ltd. As a result of their ownership interest in HRG and certain other arrangements among the Harbinger Parties and HRG, the Harbinger Reporting Persons and HRG may be deemed to be members of a “group” for purposes of the Exchange Act. The “Harbinger Reporting Persons” include the Master Fund; Harbinger Capital Partners, LLC (“Harbinger LLC”), the investment manager of the Master Fund; the Special Fund; Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the General Partner of the Special Fund; Harbinger Holdings, LLC, the managing member of Harbinger LLC and HCPSS; Philip Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Master Fund and the Special Fund; David M. Maura, Vice President and Director of Investments of Harbinger LLC and a director of the Company; and Tyler Kolarik, an employee of Harbinger LLC. Each Harbinger Reporting Person specifically disclaims beneficial ownership in the shares of the Company’s Common Stock owned by HRG except to the extent it or he actually exercises voting or dispositive power with respect to such Common Stock. The shares directly beneficially owned by HRG are pledged to secure HRG’s obligations under its 10.625% senior secured notes due 2015.

(2)	Based on information set forth in a Schedule 13G that was filed with the SEC on June 28, 2010, as amended by Amendment No. 1 to the Schedule 13G that was filed with the SEC on February 14, 2011, by D. E. Shaw Laminar Portfolios, L.L.C. (“Shaw”), D.E. Shaw & Co., L.L.C., managing member to Shaw (“DESCO LLC”), D.E. Shaw & Co., L.P., investment adviser to Shaw (“DESCO LP”), and David E. Shaw (collectively with Shaw, DESCO LLC and DESCO LP, the “Shaw Reporting Persons”). The Shaw Reporting Persons beneficially own 3,012,766 shares of Spectrum common stock. The Shaw Reporting Persons have the sole power to vote and dispose of the shares of Spectrum common stock held by them as reported in the Schedule 13G and the shared power to vote and dispose of the shares of Spectrum common stock held by them as reported in the Schedule 13G.

(3)

Based on information set forth in a Schedule 13G that was filed with the SEC on June 10, 2011 by FMR LLC and Edward C. Johnson 3rd, the Chairman of FMR LLC (collectively, the “FMR Reporting Persons”). Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,469,982 shares of Spectrum common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The FMR Reporting Persons, through their control of Fidelity and the funds, each has sole power to dispose of the 5,469,982 shares owned by the funds. Members of the family of Edward C. Johnson 3rd are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 130,430 shares of Spectrum common stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. The FMR Reporting Persons, through their control of PGALLC, each has sole dispositive power over 130,430 shares and sole power to vote or to direct the voting of 130,430 shares of Spectrum common stock owned by the institutional accounts or funds advised by

PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 19,040 shares of Spectrum common stock as a result of its serving as investment manager of institutional accounts owning such shares. The FMR Reporting Persons, through their control of PGATC, each has sole dispositive power over 19,040 shares and sole power to vote or to direct the voting of 19,040 shares of Spectrum common stock owned by the institutional accounts managed by PGATC as reported above.

(4)	Includes 86,800 shares of restricted stock granted to Mr. Lumley pursuant to the Company’s 2011 Plan.

(5)	Includes 44,444 shares of restricted stock granted to Mr. Genito pursuant to the Company’s 2011 Plan, and 11,576 shares of restricted stock which are scheduled to vest 50% on each of September 30, 2012 and 2013 if Mr. Genito is employed by the Company on such dates.

(6)	Includes 44,444 shares of restricted stock granted to Mr. Heil pursuant to the Company’s 2011 Plan, and 11,733 shares of restricted stock which are scheduled to vest 50% on each of June 15, 2012 and 2013 if Mr. Heil is employed by the Company on such dates.

(7)	Includes 44,444 shares of restricted stock granted to Mr. Polistina pursuant to the Company’s 2011 Plan.

(8)	Includes 2,931 shares of restricted stock granted to Mr. Ambrecht pursuant to the Company’s 2011 Plan.

(9)	Includes 2,931 shares of restricted stock granted to Mr. Davis pursuant to the Company’s 2011 Plan.

(10)	Includes 2,931 shares of restricted stock granted to Ms. Kamsky pursuant to the Company’s 2011 Plan.

(11)	Includes 2,931 shares of restricted stock granted to Mr. Kirschner pursuant to the Company’s 2011 Plan.

(12)	Includes 2,931 shares of restricted stock granted to Mr. Matthews pursuant to the Company’s 2011 Plan.

(13)	Includes 2,931 shares of restricted stock granted to Mr. Rovit pursuant to the Company’s 2011 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4, and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2011 and written representations from certain reporting persons, we believe that the following directors of the Company failed to file on a timely basis certain reports required by Section 16(a) of the Exchange Act during Fiscal 2011: Virginia A. Kamsky and Norman S. Matthews. Ms. Kamsky filed one late Form 4 involving one transaction. Mr. Matthews filed one late Form 4 involving one transaction. We have no knowledge of a failure of any of the foregoing directors to file a report required under Section 16(a) of the Exchange Act. We believe that all other Section 16(a) filing requirements applicable to our directors, executive officers, and 10% shareholders were satisfied in a timely manner during Fiscal 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of September 30, 2011.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,590,096	(1)	Not Applicable	2,943,090	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,590,096		—	2,943,090

(1)	Includes 689,764 shares issuable pursuant to outstanding performance-based RSU awards under the 2011 EIP, and 900,332 shares issuable pursuant to outstanding performance-based RSU awards under the Spectrum 500. Because all of these shares are issuable under performance share awards, the awards are not taken into account for purposes of determining the weighted-average exercise price of outstanding options, warrants and rights, and thus column (b) is not applicable with respect to these awards.
(2)	Includes 2,943,090 shares issuable pursuant to the 2011 Plan in the form of stock options, stock appreciation rights, restricted stock awards, RSUs, performance stock awards, or any combination of the foregoing.

COMPARISON OF TOTAL STOCKHOLDER RETURN

The following graph compares the cumulative total stockholder return on our Common Stock to the cumulative total return of (i) the Russell 2000 Financial Index, and (ii) our peer group selected in good faith, which is composed of the following companies: Alberto-Culver Company, Beam Inc., Central Garden & Pet Company, Church & Dwight Co., Inc., The Clorox Company, Elizabeth Arden, Inc., Energizer Holdings, Inc., Exide Technologies, Hasbro, Inc., Jarden Corporation, Mattel, Inc., Newell Rubbermaid Inc., Revlon, Inc., The Scotts Miracle-Gro Company, and Tupperware Brands Corporation. For 2011, the peer group has been revised to include Beam Inc., the successor entity to Fortune Brands, Inc., which was included in the peer group for 2010. On October 3, 2011, Fortune Brands, Inc. completed a spin-off of its home and security business, Fortune Brands Home & Security, Inc. After the spin-off, the entity conducting the remaining business of Fortune Brands, Inc. changed its name to Beam Inc.

The comparison below assumes that $100 was invested in (i) the common stock of SBI (the “SBI Common Stock”) from September 2, 2009 until June 16, 2010, and (ii) following the completion of the Merger, our Common Stock from June 16, 2010 until September 30, 2011. The comparison is based upon the closing price of the SBI Common Stock or our Common Stock, as applicable, and assumes the reinvestment of all dividends, if any. The returns of each of the companies in our peer group are weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated.

In accordance with the rules of the SEC, this section, captioned “Comparison of Total Stockholder Return,” shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The Comparison of Cumulative Total Return graph above, including any accompanying tables and footnotes, is not deemed to be soliciting material or deemed to be filed under the Exchange Act or the Securities Act.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of Eugene I. Davis, Marc S. Kirschner, and Hugh R. Rovit. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations— Corporate Governance.”

The Audit Committee Charter adopted by the Board of Directors incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and auditing the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the fiscal year ended September 30, 2011, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s audit of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP their firm’s independence. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to Spectrum and its affiliates is compatible with KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2011 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that KPMG LLP be appointed as our independent registered public accounting firm for Fiscal 2012.

The foregoing report is furnished by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Eugene I. Davis, Chairman

Marc S. Kirschner

Hugh R. Rovit

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policies and procedures for review and approval of related-person transactions appear in the Code of Ethics for the Principal Executive Officer and Senior Financial Officers and the Spectrum Brands Code of Business Conduct and Ethics, each of which is posted on the Company’s website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.”

All of the Company’s executive officers, directors, and employees are required to disclose to the Company’s General Counsel all transactions which involve any actual, potential, or suspected activity or personal interest that creates or appears to create a conflict between the interests of the Company and the interests of their executive officers, directors, or employees. In cases involving executive officers, directors, or senior-level management, the Company’s General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to the Company’s Audit Committee to make a full review and determination. In cases involving other employees, the Company’s General Counsel, in conjunction with the employee’s regional supervisor and the Company’s Vice President of Internal Audit, will review the proposed transaction. If they determine that no conflict of interest will result from engaging in the proposed transaction, then they will refer the matter to the Company’s Chief Executive Officer for final approval.

The Company’s Audit Committee is required to consider all questions of possible conflicts of interest involving executive officers, directors, and senior-level management and to review and approve certain transactions, including all (i) transactions in which a director, executive officer, or an immediate family member of a director or executive officer has an interest, (ii) proposed business relationships between the Company and a director, executive officer, or other member of senior management, (iii) investments by an executive officer in a company that competes with the Company or an interest in a company that does business with the Company, and (iv) situations where a director or executive officer proposes to be a customer of the Company, be employed by, serve as a director of, or otherwise represent a customer of the Company.

The Company’s legal department and financial accounting department monitor transactions for an evaluation and determination of potential related person transactions that would need to be disclosed in the Company’s periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

Transactions with Related Persons

Merger Agreement and Exchange Agreement

On June 16, 2010 (the “Closing Date”), the Company completed a business combination transaction pursuant to an Agreement and Plan of Merger, dated as of February 9, 2010, as amended on March 1, 2010, March 26, 2010 and April 30, 2010, by and among the Company, Russell Hobbs, SBI, Battery Merger Corp., and Grill Merger Corp. (the “Merger Agreement”). As a result of the Merger, each of SBI and Russell Hobbs became a wholly-owned subsidiary of the Company. At the effective time of the Merger, all of (i) the outstanding shares of SBI common stock were canceled and converted into the right to receive shares of Common Stock, and (ii) the outstanding shares of Russell Hobbs common stock and preferred stock were canceled and converted into the right to receive shares of Common Stock.

Pursuant to the terms of the Merger Agreement, on February 9, 2010, SBI entered into support agreements with the Harbinger Parties and Avenue International Master and certain of its affiliates (the “Avenue Parties”), in which the Harbinger Parties and the Avenue Parties agreed to vote their shares of SBI common stock acquired before the date of the Merger Agreement in favor of the Merger and against any alternative proposal that would impede the Merger. Immediately following the consummation of the Merger, the Harbinger Parties owned approximately 64% of the outstanding Common Stock and the stockholders of SBI (other than the Harbinger

Parties) owned approximately 36% of the outstanding Common Stock. On January 7, 2011, pursuant to the terms of a Contribution and Exchange Agreement (the “Exchange Agreement”), by and between the Harbinger Parties and HRG, the Harbinger Parties contributed 27,756,905 shares of Common Stock to HRG and received in exchange for such shares 119,909,830 shares of HRG common stock (the “Share Exchange”). Immediately following the consummation of the Share Exchange, (i) HRG owned 27,756,905 shares of Common Stock and the Harbinger Parties owned 6,500,000 shares of Common Stock, approximately 54.4% and 12.7% of the outstanding shares of Common Stock, respectively, and (ii) the Harbinger Parties owned 129,859,891 shares of HRG common stock, or approximately 93.3% of the outstanding HRG common stock.

In connection with the Merger, the Harbinger Parties and the Company entered into a stockholder agreement, dated February 9, 2010 (the “Stockholder Agreement”), which provides for certain protective provisions in favor of minority stockholders and provides certain rights and imposes certain obligations on the Harbinger Parties, including:

•

for so long as the Harbinger Parties own 40% or more of the outstanding voting securities of the Company, the Harbinger Parties and HRG will vote their shares of Common Stock to effect the structure of our Board of Directors as described in the Stockholder Agreement;

•

the Harbinger Parties will not effect any transfer of equity securities of the Company to any person that would result in such person and its affiliates owning 40% or more of the outstanding voting securities of the Company, unless specified conditions are met; and

•	the Harbinger Parties will be granted certain access and informational rights with respect to the Company and its subsidiaries.

On September 10, 2010, the Harbinger Parties and HRG entered into a joinder to the Stockholder Agreement, pursuant to which, effective upon the consummation of the Share Exchange, HRG became a party to the Stockholder Agreement, subject to all of the covenants, terms and conditions of the Stockholder Agreement to the same extent as the Harbinger Parties were bound thereunder prior to giving effect to the Share Exchange.

Certain provisions of the Stockholder Agreement terminate on the date on which the Harbinger Parties or HRG no longer constitutes a Significant Stockholder (as defined in the Stockholder Agreement). The Stockholder Agreement terminates when any person (including the Harbinger Parties or HRG) acquires 90% or more of the outstanding voting securities of the Company.

On January 7, 2011, in connection with the closing of the Share Exchange, the Harbinger Parties and HRG entered into a joinder to the Stockholder Agreement with Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) under HRG’s 10.625% Senior Secured Notes due 2015, pursuant to which, upon the occurrence of a Foreclosure Event (as such term is defined in the joinder), the Collateral Agent will become a party to the Stockholder Agreement and will, subject to certain exceptions, be subject to all of its covenants, terms and conditions to the same extent as the Harbinger Parties and HRG were prior to the consummation of the Share Exchange.

Also in connection with the Merger, the Harbinger Parties, the Avenue Parties and the Company entered into a registration rights agreement, dated as of February 9, 2010 (the “SB Holdings Registration Rights Agreement”), pursuant to which the Harbinger Parties and the Avenue Parties have, among other things and subject to the terms and conditions set forth therein, certain demand and so-called “piggy back” registration rights with respect to their shares of Common Stock. On September 10, 2010, the Harbinger Parties and HRG entered into a joinder to the SB Holdings Registration Rights Agreement, pursuant to which, effective upon the consummation of the Share Exchange, HRG became a party to the SB Holdings Registration Rights Agreement, entitled to the rights and subject to the obligations of a holder thereunder. In January 2011, the Avenue Parties gave notice under the Registration Rights Agreement for a demand registration to register the shares of the Company’s common stock held by such parties. In February 2011, the Avenue Parties withdrew from the registration process. In June 2011, the

Harbinger Parties gave notice under the Registration Rights Agreement for a demand registration to register the 6,500,000 shares of the Company’s common stock held by such parties; this offering (including primary shares also sold by the Company) was completed in August 2011.

Director Independence

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Norman S. Matthews, Eugene I Davis, Marc S. Kirschner, and Hugh R. Rovit. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the NYSE Listed Company Manual to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent. The Board of Directors has made no determination with respect to the remaining directors.

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect David M. Maura, Terry L. Polistina, and Hugh R. Rovit as Class II directors to hold office until our 2015 annual meeting of stockholders. The directors will serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. If you submit your proxy via the Internet, by telephone, or by mail, your shares will be voted for the election of the three nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. The named proxies will vote all shares represented by proxy for the nominees for these vacancies, except to the extent authority to do so is withheld. Stockholders may withhold authority from the named proxies to vote for the entire slate of directors as nominated or may withhold the authority to vote for any individual nominee by marking the box under the “WITHHOLD” column adjacent to the name(s) of the appropriate director(s) via the Internet or on the attached proxy card, or by indicating by telephone that authority is withheld. Withholding authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee for any reason is or becomes unable or unwilling to serve, all shares represented by proxy will be voted at the Annual Meeting by the named proxies for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Please see “Proxies and Voting Procedures” for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker, or other nominee. Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Directors

The following incumbent directors are being nominated for election to the Board of Directors as Class II directors: David M. Maura, Terry L. Polistina, and Hugh R. Rovit. Please see “Nominees for Re-Election to the Board of Directors” for information concerning each of the nominees for election as Class II directors.

Vote Required

To be elected as a Class II director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his election to a particular directorship will be elected to that directorship.

The Board of Directors recommends that you vote FOR the election of each of David M. Maura, Terry L. Polistina, and Hugh R. Rovit as Class II directors of the Company.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012

General

Upon recommendation of the Audit Committee, our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2012. The stockholders are asked to ratify this action of the Board of Directors. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2012 is not required by our By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2012, our Board of Directors will reconsider the selection our independent registered public accounting firm for Fiscal 2012. Even if the appointment is ratified, our Board of Directors, upon the recommendation of our Audit Committee, may select a different independent registered public accounting firm at any time during Fiscal 2012 if it determines such a change would be in our best interests and the best interests of our stockholders. KPMG LLP has audited our, or our predecessor SBI’s, financial statements since September 12, 1996.

It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

Independent Auditor Fees

The following table summarizes the fees KPMG LLP, our independent auditor, billed to us (or our predecessor, SBI) for each of the last two fiscal years (in millions):

	Audit Fees $	Audit-Related Fees $	Tax Fees $	All Other Fees $	Total
2011	4.0	0.1	1.1	—	5.2
2010	4.6	0.5	0.5	0.9	6.5

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees we paid KPMG LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as issuance of comfort letters and statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax Fees” are fees for tax compliance, tax advice, and tax planning. For Fiscal 2011, such fees were attributable to services for tax-compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories. For Fiscal 2010, approximately $870,000 of such fees were attributable to services performed for HRG, an affiliate of the Company. Pursuant to the Stockholder Agreement, HRG is obligated to reimburse the Company for fees attributed to services performed for HRG. For Fiscal 2011, none of such fees were attributable to services performed for HRG.

Pre-Approval of Independent Auditor Services and Fees

The Audit Committee pre-approved the Fiscal 2011 audit services engagement performed by KPMG LLP. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, non-audit, tax, and other services, provided that the fees incurred by KPMG LLP in connection with any individual non-due diligence engagement do not exceed $200,000 in any 12-month period. The Audit Committee must approve on an engagement by engagement basis any individual non-due diligence engagement in excess of $200,000 in any 12-month period or any individual engagement to perform due diligence services pertaining to potential business acquisitions/dispositions and other transactions and events in excess of $1,000,000 in any 12- month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2012.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2012.

OTHER MATTERS

The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card and the Internet and telephone proxy submission procedures.

COMMUNICATIONS WITH THE BOARD

The Board of Directors welcomes communications from stockholders. Generally, stockholders who have questions or concerns should contact our Vice President, Investor Relations at (608) 275-3340, or via e-mail at investorrelations@spectrumbrands.com. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, the non-management directors as a group, any committee of the Board of Directors, or any chairperson of any such committee by mail or e-mail. To communicate with the Board of Directors, any individual director, the non-management group, or any committee of directors by mail, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sent to Spectrum Brands Holdings, Inc., Attention General Counsel, 601 Rayovac Drive, Madison, Wisconsin 53711. To communicate with any of our directors electronically, stockholders should send an e-mail addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title to investorrelations@spectrumbrands.com.

All communications received as set forth in the preceding paragraph will be opened by the General Counsel for the sole purpose of determining whether the contents represent a message to our directors. The General Counsel will forward copies of all correspondence that, in the opinion of the General Counsel, deal with the functions of the Board of Directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board of Directors.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Under the rules and regulations of the SEC, stockholder proposals intended to be presented in our proxy statement for the annual meeting of stockholders to be held in 2013 must be received at our principal executive offices at 601 Rayovac Drive, Madison, Wisconsin 53711, no later than September 7, 2012 in order to be considered for inclusion in our proxy statement for such meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies. In order to be considered for inclusion in our proxy statement, the proposal must comply in all respects with the rules and regulations of the SEC and our By-Laws.

Under our By-Laws, proposals of stockholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the annual meeting of stockholders to be held in 2013 may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than October 3, 2012 and not later than November 2, 2012. The notice provided by a stockholder must contain certain information as specified in our By-Laws. Notice of any proposal received after November 2, 2012 will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives.

ANNUAL REPORT AND FORM 10-K

A copy of our Annual Report on Form 10-K filed with the SEC is available upon request by writing to the Vice President, Investor Relations, Spectrum Brands Holdings, Inc., 601 Rayovac Drive, Madison, Wisconsin 53711 or via e-mail at investorrelations@spectrumbrands.com.

Our Annual Report for the fiscal year ended September 30, 2011, including the financial statements for Fiscal 2011, is being mailed to stockholders with this proxy statement. An additional copy of the Annual Report may be obtained by writing to the Vice President, Investor Relations at the above mailing address or electronic mail address.

By Order of the Board of Directors,

Nathan E. Fagre

General Counsel and Secretary

December 29, 2011

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SPECTRUM BRANDS HOLDINGS, INC.

IMPORTANT ANNUAL MEETING INFORMATION

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

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B Non-Voting Items

Change of Address — Please print new address below.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.

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SPECTRUM BRANDS HOLDINGS, INC.

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ENDORSEMENT_LINE            SACKPACK            000000000.000000 ext 000000000.000000 ext

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MR A SAMPLE Electronic Voting Instructions

DESIGNATION (IF ANY) You can vote by Internet or telephone! ADD 1 Available 24 hours a day, 7 days a week!

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ADD 3 Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

MMMMMMMMM ADD 5

ADD 6 Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on January 31, 2012.

Vote by Internet

• Log on to the Internet and go to http://proxy.georgeson.com/

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors recommends a vote “FOR” each of the listed nominees and “FOR” proposal 2.

1. Election of Class II Directors for a Three-Year Term: +

For Withhold For Withhold For Withhold

01—David M. Maura 02—Terry L. Polistina 03—Hugh R. Rovit

For Against Abstain

2. To as the ratify Company’s the appointment Independent by the Registered Board of Directors Public Accounting of KPMG LLP Firm for Fiscal 2012

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below or IMPORTANT: guardian, please Please give sign full exactly title as as such. your If name the signer or names is a corporation, appear on this please Proxy. sign When the full shares corporate are held name jointly, by a each duly authorized holder should officer, sign. giving When full signing title as as such. executor, If the administrator, signer is a partnership, attorney, trustee please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

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Important Notice Regarding the Availability of Proxy Materials

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The Notice of Annual Meeting of Stockholders and Proxy Statement, 2011 Annual Report on Form 10-K of Spectrum Brands Holdings, Inc., and form of proxy for the Annual Meeting are also available, without charge, at www.spectrumbrands.com, or from the SEC’s website at www.sec.gov. You also may request a copy of these materials, without charge, by sending an email to investorrelations@spectrumbrands.com. Please make your request no later than January 23, 2012 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials. For meeting directions please call (608) 275-3340.

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

Proxy — SPECTRUM BRANDS HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS

February 1, 2012

This Proxy is solicited by the Board of Directors for use at the Spectrum Brands Holdings, Inc. Annual Meeting of Stockholders on February 1, 2012 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 29, 2011, receipt of which is hereby acknowledged, does hereby appoint and constitute DAVID R. LUMLEY, ANTHONY L. GENITO and NATHAN E. FAGRE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc. (the “Company”) to be held at the offices of the Company’s subsidiary, United Industries Corporation, located at One Rider Trail Plaza Drive, Suite 300, Earth City, Missouri 63045, on Wednesday, February 1, 2012, beginning at 8:00 a.m., Central Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE